Exhibit 4.1

SENIOR SECURED NOTE INDENTURE

among

VISTA GOLD CORP.

and

Minera Paredones Amarillos S.A. de C.V., as Guarantor

and

HSBC BANK USA, N.A. , as Trustee

and

HSBC México, S.A. de C.V., Institución de Banca Múltiple, Grupo
Financiero HSBC, División Fiduciaria, as Collateral Agent

PROVIDING FOR THE ISSUE OF

Senior Secured Notes

of Vista Gold Corp.

Made as of March 4, 2008

	4.2	Title to Pledged Assets	25
	4.3	Further Assurances	26
	4.4	Registration	27
	4.5	Security Valid Irrespective of Advance	27
	4.6	Final Discharge	27

5.	SENIORITY		28

	5.1	Seniority	28

6.	COVENANTS OF VGZ AND THE GUARANTOR		28

	6.1	General Covenants	28
	6.2	Trustee’s Remuneration and Expenses	29
	6.3	Trustee to Give Notice of Default	30
	6.4	Performance of Covenants by Trustee	30

7.	DEFAULT AND ENFORCEMENT		30

	7.1	Events of Default	30
	7.2	Acceleration on Default	31
	7.3	Waiver of Default or Breach	32
	7.4	Proceedings by the Trustee	32
	7.5	Suits by Noteholders	33
	7.6	Application of Moneys Received by Trustee	33
	7.7	Distribution of Proceeds	34
	7.8	Trustee Appointed Attorney	34
	7.9	Remedies Cumulative	34
	7.10	Judgment Against VGZ	34

8.	SATISFACTION AND DISCHARGE		35

	8.1	Cancellation and Destruction	35
	8.2	Non-Presentation of Notes	35
	8.3	Repayment of Unclaimed Moneys to VGZ	35
	8.4	Release from Covenants	35

9.	CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER		36

	9.1	Certain Requirements in Respect of Merger, etc.	36
	9.2	Vesting of Powers in Successor	36
	9.3	Execution of Supplemental Indenture	37

10.	MEETINGS OF NOTEHOLDERS		37

	10.1	Right to Convene Meeting	37
	10.2	Notice of Meeting of Noteholders	37
	10.3	Quorum	37
	10.4	Chairman	38
	10.5	Power to Adjourn	38

	10.6	Show of Hands	38
	10.7	Poll	38
	10.8	Voting	38
	10.9	Record Dates	39
	10.10	Proxies	39
	10.11	Resolution in Lieu of Meeting	39
	10.12	VGZ and Trustee may be Represented	39
	10.13	Powers Exercisable by Special Resolution	40
	10.14	Meaning of “Special Resolution”	41
	10.15	Minutes	42
	10.16	Effect of Resolutions	42

11.	SUPPLEMENTAL INDENTURES		42

	11.1	Provision for Supplemental Indentures for Certain Purposes	42
	11.2	Binding Effect of Modifications	43

12.	CONCERNING THE TRUSTEE		43

	12.1	Conditions Precedent to Trustee’s Obligation to Act	43
	12.2	Requirement for Funds and Indemnity	44
	12.3	Evidence	44
	12.4	Experts and Advisers	44
	12.5	Documents, Moneys, etc. Held by Trustee	45
	12.6	Action by Trustee to Protect Interests	45
	12.7	Trustee not Required to give Security	45
	12.8	Protection of Trustee	45
	12.9	Replacement of Trustee	46
	12.10	Trustee Not Bound to Act	47
	12.11	Conflict of Interest	47
	12.12	Delegation of Powers	47
	12.13	Acceptance of Trust	47
	12.14	Privacy Issues	48
	12.15	Environmental Indemnity	48

13.	GUARANTEE		49

	13.1	Guarantee	49
	13.2	Subordination of Claims and Postponement of Subordination	51

14.	MISCELLANEOUS		52

	14.1	Manner of Giving Notice	52
	14.2	Day not a Business Day	54
	14.3	Execution and Effect of Restated Indenture	54
	14.4	Consolidations	54
	14.5	Counterparts	54
	14.6	Severability	54
	14.7	Headings for Reference Only and Preamble	54

14.8	Successors and Assigns	54
14.9	Time of the Essence	55
14.10	Governing Law	55
14.11	Entire Agreement	55

Schedule “A” – Form of Notes

VISTA GOLD CORP.

Senior Secured Note Indenture

THIS INDENTURE is made as of the 4th day of March, 2008,

BETWEEN:	VISTA GOLD CORP. (“VGZ”) ;

AND:	MINERA PAREDONES AMARILLOS S.A. DE C.V. (“GUARANTOR”) ;

AND:	HSBC BANK USA, N.A., a national association (the “Trustee”).

AND:	HSBC México, S.A. de C.V., Institución de Banca Múltiple, Grupo Financiero HSBC, División Fiduciaria, an entity under the laws of Mexico (the “Collateral Agent”).

WITNESSETH THAT:

WHEREAS VGZ is authorized to create and issue the Notes as herein provided;

WHEREAS the Trustee has full power and authority to execute this Indenture and to accept and execute the rights, powers, duties, obligations and responsibilities and any trusts herein imposed upon it;

NOW THEREFORE THIS SECURED NOTE INDENTURE WITNESSETH THAT the parties hereto hereby agree and declare as follows:

1.                   DEFINITIONS

1.1                       Definitions and Interpretation

In this Indenture, words in the singular number include the plural and words in the plural number include the singular, and the masculine includes the feminine and neuter. In this Indenture, except where the context otherwise requires:

“Acceleration Event” has the meaning ascribed thereto in section 3.2;

“Adjusted Current Market Price” has the meaning ascribed thereto in section 3.5(a);

“Affiliate” of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and

“under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise;

“Asset Disposition” means the disposition, in any transaction or series of related transactions, whether by sale, lease or transfer of any, all, or substantially all, of the Pledged Assets or which has the effect of selling or otherwise disposing of the whole or a major part of the Pledged Assets unless (A) such disposed assets are replaced within a reasonable time (taking the location and availability of such assets and replacement assets into account), with property of at least the same value or (B) such disposition is of obsolete assets, which are no longer used or useful in connection with the mining project known as Mineras Paredones Amarillos in Baja California Sur, Mexico;

“Bankruptcy Act” has the meaning ascribed thereto in subsection 7.1(f);

“Business Day” means any day other than a Saturday, Sunday or a day on which the principal chartered banks located at either Vancouver, British Columbia or the City of New York are not open for business during normal banking hours;

“Capital Reorganization” has the meaning ascribed thereto in section 3.5(f);

“Collateral Agent” means HSBC México, S.A. de C.V., Institución de Banca Múltiple, Grupo Financiero HSBC, División Fiduciaria;

“Common Shares” means the common shares in the capital of VGZ; provided that in the event of a subdivision, redivision, reduction, combination or consolidation thereof, or such subdivisions, redivisions, reductions, combinations or consolidations, then, subject to adjustments, if any, having been made in accordance with the provisions of Article 3 below, “Common Share” shall thereafter mean the shares resulting from such subdivision, redivision, reduction, combination or consolidation;

“Conversion Price” means US$6.00 per Common Share as adjusted as provided herein, in each case issuable from time to time upon the conversion of the Notes in accordance with the provisions hereof;

“Convertible Securities” has the meaning ascribed thereto in section 3.5(i);

“Corporate Trust Office”  means the principal office of the Trustee at which the Trustee administers its trust activities, currently located at 452 Fifth Avenue, New York, NY 10018, Attention: Corporate Trust and Loan Agency Division, facsimile number: (212) 525-1300, or such other location in the United States as the Trustee may advise by notice given in accordance with this Agreement;

“Counsel” means the firm of legal counsel retained by the Trustee or retained by VGZ and acceptable to the Trustee;

“Current Market Price” has the meaning ascribed thereto in section 3.5(e);

“Date of Conversion” has the meaning ascribed thereto in section 3.4;

“Dollar” and “$” unless otherwise specified, mean lawful money of the United States;

“Event of Default” has the meaning ascribed thereto in section 7.1;

“Excluded Taxes” means  (i) taxes, levies, imposts, deductions, charges or withholdings, including interest, penalties or additions thereto, and all related liabilities, imposed on or measured by revenue, net receipts, net income or net profits of the relevant Holder or imposed as a result of the Holder not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with VGZ or the Guarantor at the time of payment,  (ii) capital taxes, franchise taxes or similar taxes imposed pursuant to the Laws of Canada, the United States of America or by the jurisdiction under the laws of which the Holder is organized, in which such person is resident for tax purposes or in which the principal office or applicable lending office of such Holder is located or in which it is otherwise deemed to be engaged in a trade or business for Tax purposes or any subdivision thereof or therein, and (iii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any jurisdiction on the Holder;

“GAAP” means generally accepted accounting principles in effect from time to time in Canada;

“Guarantor” means Minera Paredones Amarillos S.A. de C.V.;

“Guarantee” has the meaning ascribed thereto in section 13.1;

“Indebtedness” means any liability of VGZ and the Guarantor;

“Indemnified Taxes” means Taxes (including Other Taxes) other than Excluded Taxes;

“Indenture”, “herein”, “hereby”, “hereof” and similar expressions mean or refer to this Secured Note Indenture and any indenture, deed or instrument supplemental or ancillary hereto; and the expressions “Article”, “section”, “subsection”, “paragraph” and “clause” followed by numbers or letters mean and refer to the specified Article, section, subsection, paragraph or clause of this Indenture; the whole as same may be amended, supplemented, restated or replaced from time to time;

“Interest Payment Date” means the 15th day of the months of June and December of each year, provided that, if any Interest Payment Date would otherwise fall on a day which is not a Business Day, it shall be postponed to the next following Business Day.  The first Interest Payment Date shall be June 15, 2008, in respect of interest accrued from the date of issuance of the Notes;

“Lien” shall mean any hypothec, mortgage, charge, pledge, lien (statutory or otherwise), security interest or other encumbrance of any nature however arising, or any other security agreement or arrangement creating in favour of any creditor a right in respect of any asset that is prior to the right of any other creditor in respect of such asset;

“Maturity Date” means the date on which the Notes are to mature pursuant to subsection 2.1(d);

“Non-Possessory Pledge Agreement” means the Non-Possessory Pledge Agreement dated as of March 4, 2008 granted by the Guarantor in favour of the Collateral Agent for and on behalf of the Noteholders pursuant to which the Guarantor pledges the Pledged Assets to secure the Secured Obligations the whole as same may be amended, supplemented, restated or replaced from time to time;

“Noteholder(s)” or “Holder(s)” means the registered holder(s) of Notes;

“Noteholders’ Request” means an instrument, signed in one or more counterparts by the Holders of at least 25% in the aggregate principal amount of Notes then outstanding, requesting the Trustee to take some action or proceeding specified therein;

“Notes” means collectively the 10% senior secured notes of VGZ authorized to be issued hereunder each in principal amount denominations of US$1,000 and any integral multiple thereof;

“Note Share Legend” has the meaning ascribed thereto in section 2.17(b);

“Note Shares” means the Common Shares issued upon conversion of the Notes;

“Officer’s Certificate” means a certificate signed in the name of VGZ by any of the Chairman, the President, an Executive Vice-President, Senior Vice-President, Vice-President or any other officer of VGZ;

“Other Taxes” means any present or future transfer, mortgage, stamp or documentary taxes or any other excise or property taxes, charges, financial institutions duties, debits taxes or similar levies imposed by Canada, or any province or territory thereof, the United States or any other jurisdiction that arise from any payment under this Agreement or under the Notes or from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or the Notes;

“Permitted Liens” means, at any time, the following Liens:

(i)

Liens for taxes, assessments or governmental levies not yet due or which are being contested if adequate reserves with respect thereto are maintained in accordance with GAAP, so long as the same do not involve any imminent danger of the sale, forfeiture or loss of any of the material property of the Guarantor or any interest therein;

(ii)

undetermined or inchoate Liens arising in the ordinary course of business, a claim for which has not been filed or registered pursuant to law or of which notice shall not have been given or become known to the Guarantor or the Trustee;

(iii)

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested;

(iv)

servitudes, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Guarantor;

(v)

statutory Liens incurred or deposits made in the ordinary course of business of the Guarantor in connection with worker’s compensation, employment insurance and other social security legislation;

(vi)

the reservations and exceptions contained in, or implied by statute in, original dispositions of property from a government and grants made by a government of interests so reserved or excepted;

(vii)

Liens given to a public utility or similar operating authority when ordinarily required as part of the normal operating practices of such utility or operating authority but only to the extent that the same provide security to such utility or operating authority for payments required to be made by the Guarantor in the ordinary course of business for services provided to the Guarantor by such utility or operating authority in the normal course of its business;

(viii)

Purchase Money Obligations in respect of purchases or leases of equipment and other personal property entered into after the date hereof not exceeding in the aggregate US$2,000,000;

(ix)

any obligations previously acquired by the Guarantor and as existing on the date hereof, to pay net smelter return royalties to third parties, with respect to the production of minerals to be obtained from the mining concessions forming part of the Pledged Assets;

“Person” or “person” means and includes individuals, corporations, limited partnerships, general partnerships, joint stock companies, unlimited liability companies, limited liability corporations, joint ventures, associations, companies, trusts, banks, trust companies, pension funds, business trusts or other organizations, whether or not legal entities and governments and agencies and political subdivisions thereof;

“Pledged Assets” means Guarantor’s personal property and real property in respect of the mining project known as Mineras Paredones Amarillos in Baja California Sur, Mexico;

“Purchase Money Obligations” means:

(a)

any Lienany Lien created, issued or assumed after the date of this Indenture to secure Indebtedness not in excess of the value of the underlying property assumed as a part of, or issued or incurred to provide funds to pay, the purchase price or lease payments in respect of any movable property; and

(b)                                 any renewal, refunding or extension of any such Lien securing Indebtedness in a principal amount not in excess of the unpaid principal amount of the indebtedness secured thereby immediately prior to such renewal, refunding or extension;

“Record Date” has the meaning ascribed thereto in section 2.3;

“Redemption Date” when used with respect to any Note to be redeemed means the date fixed for such redemption by or pursuant to this Indenture;

“Regulation D” means Regulation D promulgated by the SEC under the U.S. Securities Act;

“Regulation S” means Regulation S promulgated by the SEC under the U.S. Securities Act;

“SEC” means the United States Securities and Exchange Commission;

“Secured Obligations” has the meaning ascribed thereto in section 4.1;

“Security Interests” means, collectively, all of the Liens on the Pledged Assets created or granted under the Non-Possessory Pledge Agreement or any other security document delivered from time to time under section 4.3;

“Special Resolution” has the meaning ascribed thereto in section 10.14;

“Subsidiary” of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the capital shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes;

“Successor” has the meaning ascribed thereto in section 9.1;

“Taxes” means all taxes, levies, imposts, deductions, charges or withholdings and all related liabilities;

“Time of Expiry” has the meaning ascribed thereto in section 3.1;

“Trustee” means HSBC Bank USA, N.A. and its successors hereunder;

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“U.S. Person” means a U.S. person as defined in Regulation S;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“VGZ” means Vista Gold Corp., a corporation under the laws of the Yukon Territory;

“Wholly-Owned Subsidiary” means any Subsidiary, all of the outstanding voting, securities (other than directors’ qualifying shares) of which are owned, directly or indirectly, by VGZ.

“Written Order” or “Written Request” means a written order or request, respectively, signed in the name of VGZ by any of the Chairman, the President, an Executive Vice-President, Senior Vice-President, Vice-President or any other officer of VGZ.

1.2       Meaning of “outstanding” for Certain Purposes

Every Note shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustee for cancellation, or until moneys for the payment thereof shall be set aside under Article 8, or until it shall have become void pursuant to section 2.4. Where a new Note has been issued in substitution for a Note which has been lost, stolen or destroyed, only one of such Notes shall be counted for all purposes, including, without limitation, the purpose of determining the aggregate principal amount of Notes outstanding. Notes owned, directly or indirectly, legally or beneficially by VGZ or any Affiliate of VGZ shall be disregarded for the purpose of any provision of this Indenture entitling Holders of outstanding Notes to vote, constitute a quorum for the purpose of voting, sign consents, requisitions or other instruments or take any other action under this Indenture, except that (a) for the purpose of determining whether the Trustee shall be protected in relying on any vote, constitution of a quorum, consent, requisition or other action, only those Notes which the Trustee knows are so owned shall be disregarded and (b) Notes so owned which have been pledged in good faith other than to VGZ or any Affiliate of VGZ shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes in his discretion, free from the control of VGZ or any Affiliate of VGZ.

1.3       [Intentionally Deleted]

2.      THE NOTES

2.1       Designation, Terms and Form of Notes

The aggregate principal amount of Notes authorized to be issued under this Indenture and outstanding at any one time shall consist of and be limited to US$32,000,000.  Each Note authorized to be issued under this Indenture shall:

(a)

consist of and be limited to an aggregate principal amount denominations of US$1,000 and any integral multiple thereof;

(b)

be designated Senior Secured Notes;

(c)

be dated March 4, 2008;

(d)

mature on March 4, 2011;

(e)

bear interest at 10%per annum (after as well as before maturity, default and judgment, with interest on overdue interest at such rate), which shall be paid on each Interest Payment Date;

(f)

be substantially in the form set out in Schedule “A” hereto with such appropriate insertions, deletions, substitutions and variations as may be required or permitted by the terms of this Indenture, as may be required to comply with any law or the rules of any securities exchange or as may be not inconsistent with the terms hereof and as the officers of VGZ executing any Notes may deem necessary or desirable, in their sole discretion;

(g)

bear such distinguishing letters and numbers as the Trustee may approve; and

(h)

bear restrictive legends pursuant to section 2.18 hereof.

2.2       Payment of Principal

The principal of each Note will be payable on the Maturity Date of such Note in lawful money of the United States against the surrender of such Note by the registered Holder thereof at the Corporate Trust Office pursuant to section 2.9.

2.3       Interest

Each Note issued hereunder, whether issued originally or in exchange for another Note, shall bear interest at a rate equal to 10% per annum from and including the date of issuance thereof to the Maturity Date (unless converted into Common Shares or redeemed or repaid prior to the Maturity Date in accordance with the provisions hereof), which amount shall be calculated semi-annually and payable on each Interest Payment Date, from and including the date of issuance thereof or from and including the last Interest Payment Date on which interest shall have been paid or made available for payment with respect to the outstanding Notes, whichever shall be the later, up to and including the day preceding the earliest of: (i) the Maturity Date; and (ii) if converted for Common Shares pursuant to Article 3 or if redeemed, on the date of such conversion or Redemption Date provided herein.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Wherever in this Indenture the payment of interest is referred to, such reference shall be deemed to include the payment of interest on amounts in default to the extent that, in such context, such interest is, was or would be payable, and express mention of interest on amounts in default in any provisions hereof shall not be construed as excluding such interest in those provisions hereof where such express mention is not made.

VGZ, through the Trustee, will pay interest on the Notes (except defaulted interest) on the Interest Payment Date to the registered Holders of Notes as of the close of business 15 Business Days prior to such Interest Payment Date (whether or not a Business Day, each a

“Record Date”).   Interest shall be paid in accordance with the provisions set forth in section 2.10 hereto.

2.4       Prescription

The right of a Noteholder to exercise his rights under this Indenture with respect to a Note shall become void unless the Note is presented for payment within a period of three (3) years from the earlier of (i) the Maturity Date and (ii) the date of such conversion or Redemption Date thereof, after which payment with respect to such Note shall be governed by the provisions of Article 8. VGZ shall have satisfied its obligations under each Note upon remittance to the Trustee for the account of the Holder of such Note upon redemption, conversion or at the Maturity Date thereof of any and all considerations due hereunder in cash with respect to such Note, subject to and in accordance with the provisions of this Indenture. Such remittance shall for all purposes be deemed a payment to the Noteholder, and to such extent such Note shall thereafter not be considered as outstanding and the Noteholder shall have no right with respect to such Note, except to receive payment out of the moneys so paid and deposited upon surrender of the Note.  For purposes of this Agreement, (a) all deposits with, and payments, deliveries, surrenders, and presentations to, the Trustee shall be made at the Corporate Trust Office, (b) all payments made, or other deliverables provided, by the Trustee shall be made from the Corporate Trust Office, and (c) the Trustee, in performing its duties  and exercising its rights hereunder, shall be acting from the Corporate Trust Office or another location outside of Canada, except as may otherwise be determined by the Trustee, as it determines in its sole discretion.

2.5       Issue of Notes

Notes in the aggregate principal amount in denominations of US$1,000 (or any integral multiple thereof) shall be executed by VGZ and, immediately after such execution, shall be delivered to the Trustee and shall be authenticated by the Trustee and delivered by the Trustee to each Noteholder upon receipt by the Trustee of the following:

(a)

a Written Order for the authentication and delivery of such Notes;

(b)

an opinion of Counsel in favour of the Trustee in form acceptable to the Trustee;

(c)

an Officer’s Certificate certifying that VGZ is not in default in the performance of any of its covenants contained herein and in all documents relating hereto and that VGZ has complied with the requirements of this Indenture in connection with the issue of the Notes; and

(d)

such Officer’s Certificate, if any, as may be required by any provision of applicable indenture legislation in connection with the issue, authentication and delivery of the Notes.

2.6       Trustee’s Reliance

The Trustee, prior to the authentication of the Notes, shall not be bound to make any enquiry or investigation as to the correctness of the matters set forth in any of the opinions,

certificates or other documents required by the provisions hereof. The Trustee may rely and shall be protected in acting upon any such opinions, certificates or other documents, but may in its discretion (but shall not be required to) require additional evidence before acting or relying thereon. The Trustee shall have no duty or responsibility with respect to the use or application of any of the Notes so authenticated and delivered or of the proceeds thereof.

2.7       Execution of Notes

Notes shall be signed by at least one officer of VGZ holding office at the time of signing. The signatures of officers of VGZ required on Notes may be printed or otherwise mechanically reproduced thereon and Notes so signed are as valid as if they had been signed manually. If a Note contains a printed or mechanically reproduced signature of a person, then VGZ may issue the Note even though the person has ceased to be an officer of VGZ and such Note is as valid as if the person were an officer of VGZ at the date of its issue.

2.8       Authentication by the Trustee

No Note shall be issued or, if issued, shall be obligatory or entitle the Holder to the benefit hereof, until it has been authenticated by or on behalf of the Trustee substantially in the form of the certificate set out in Schedule “A” hereto, or in some other form approved by the Trustee. Such authentication by the Trustee upon any Note shall be conclusive evidence that the Note has been duly issued hereunder, is a valid obligation of VGZ and that the Holder is entitled to the benefit hereof.

The certificate of the Trustee on Notes issued hereunder shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Notes (except the due authentication thereof) and the Trustee shall in no respect be liable or answerable for the use made of the Notes or any of them or of the proceeds thereof (other than disbursement of amounts received from VGZ in respect of the payment of interest or principal pursuant to Article 8 and Article 9).

2.9       Registration of Notes

VGZ shall cause to be kept, by and at the Corporate Trust Office, a central Notes register in which shall be entered the names and latest known addresses of the Holders of Notes and the other particulars, prescribed by law, of the Notes held by them respectively and of all transfers of Notes. Such name registration shall be noted on the Notes by the Trustee. No transfer of a Note shall be effective as against VGZ unless made on the register and made by the registered Holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, upon compliance with such requirements as the Trustee may prescribe, and unless such transfer shall have been duly noted on such Note by the Trustee.

The register referred to in this section shall at all reasonable times be open for inspection by VGZ and by any Noteholder.

Neither the Trustee nor VGZ shall be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Note and may transfer any Note on the direction of the Holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

In the event that the register is closed and the records transferred to a different register, notice of such change shall be given, in the manner provided in section 14.1, to the Holders of the Notes registered in the register so closed and in addition the particulars of such change shall be recorded in the register required to be kept in the Corporate Trust Office.

The Trustee shall, when requested to do so by VGZ, furnish VGZ with a list of the names and addresses of the Holders of Notes showing the principal amounts and serial numbers of such Notes held by each Holder.

2.10     Person Entitled to Payment

The person in whose name any Notes shall be registered shall be deemed the owner thereof for all purposes of this Indenture and payment of or on account of the principal and accrued interest on such Notes shall be made only to or upon the order in writing of such Holder thereof and such payment shall be a good and sufficient discharge to the Trustee and any registrar and to VGZ and any paying agent for the amount so paid.

As the interest and/or the principal on the Notes becomes payable, VGZ shall have deposited with the Trustee on or prior to 11:00 a.m., New York City time, on each Interest Payment Date, or on or prior to 11:00 a.m., New York City time on the Business Day prior to the Maturity Date, money sufficient, in immediately available funds, to make cash payments due on such Maturity Date or Interest Payment Date, as applicable, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as applicable.  On the Interest Payment Date or Maturity Date, as applicable, the Trustee shall either pay by wire transfer in immediately available funds, or forward or cause to be forwarded by prepaid post (or in the event of mail service interruption by such other means as the Trustee and VGZ shall determine to be appropriate), to the Holder for the time being of each such Note, at his address appearing on the appropriate register hereinbefore mentioned, or in the case of joint Holders, to the one whose name appears first on such register, a cheque for such interest and/or principal, as applicable (and any additional amounts payable under section 2.15), payable to the order of such Holder or Holders and negotiable at par at each of the places at which interest and/or principal, as applicable, upon such Notes is payable.  The initiation of such wire or the forwarding of such cheque shall satisfy and discharge the liability for the interest and/or principal, as applicable, on the Notes to the extent of the sums represented thereby, unless such cheque be not paid on presentation; provided that, in the event of the non-receipt of such wire or cheque by the Holder, or the loss or destruction of the cheque thereof, the Trustee, on being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it shall either initiate a new wire or issue a replacement cheque for the amount of such cheque to such Holder.

The registered Holder for the time being of any Note shall be entitled to the principal and interest, if any, evidenced by such Note, free from all equities or rights of set-off, compensation or counterclaim between VGZ and the original or any intermediate Holder thereof and all persons may act accordingly, and a transferee of a Note shall, after the appropriate form of transfer is lodged with the Trustee and upon compliance with all other conditions in such respect required by this Indenture or by any conditions contained in such Note or by law, be entitled to be entered on the register as the owner of such Note, free from all equities or rights of set-off, compensation or counterclaim between VGZ and his transferor or any previous Holder thereof, save in respect of equities of which VGZ is required to take notice by statute or by order of a court of competent jurisdiction.

Where Notes are registered in more than one name, the principal and interest, if any, from time to time payable in respect thereof in accordance with this section 2.10 may be paid by wire transfer or cheque payable to the order of all such Holders, failing written instructions from them to the contrary, and such payment shall be a valid discharge to the Trustee and to VGZ and any paying agent for the amount so paid.

2.11     Replacement of Notes

If any of the Notes shall become mutilated or defaced, or be lost, stolen or destroyed and in the absence of notice that such Notes have been acquired by a bona fide purchaser for value, VGZ shall issue and thereupon the Trustee shall authenticate and deliver a new Note of like date and tenor as the one mutilated, defaced, lost, stolen or destroyed in exchange for, in place of and upon cancellation of such mutilated or defaced Note or in lieu of and in substitution for such lost, stolen or destroyed Note and the new Note shall be in a form approved by the Trustee. The new Note shall be entitled to the benefit hereof and shall rank equally in accordance with its terms with all other Notes issued hereunder.

The applicant for the issue of a new Note shall bear the cost, charges, and expenses of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to VGZ and the Trustee such evidence of ownership and of the loss, destruction or theft of the Note so lost, destroyed or stolen as shall be satisfactory to VGZ and the Trustee in their respective discretion and such applicant may also be required to furnish indemnity and surety bond in amount and form satisfactory to VGZ and the Trustee in their respective discretion, and shall pay the reasonable charges of VGZ and the Trustee in connection therewith.

2.12     Exchange of Notes

Notes in any denomination may be exchanged at any time for Notes of the same aggregate principal amount in any other authorized denomination. Notes may be so exchanged at the Corporate Trust Office pursuant to section 2.9 or other convenient place of delivery by VGZ and acceptable to the Trustee.

VGZ shall execute and the Trustee shall authenticate all Notes necessary to carry out exchanges pursuant to this section 2.12. All Notes surrendered for exchange shall be cancelled.

The party requesting any exchange pursuant to this section 2.12 shall, as a condition precedent to such exchange, reimburse the Trustee for any costs or expenses, including, without limitation, stamp or other security transfer tax or governmental charge required to be paid in respect of such exchange or the related issue of Notes, and in addition, a reasonable charge for its services for each Note exchanged or transferred and a reasonable charge for every Note issued upon such exchange or transfer, and payment of the said charges shall be made by the party requesting such exchange or transfer as a condition precedent thereto.

2.13     Payment of Interest and Principal

Except as herein otherwise provided, all sums which may at any time become payable, whether at maturity or otherwise, on account of any Note or any interest thereon, if any, shall be payable at the option of the Holder at any of the places at which the principal and interest, if any, of such Note are payable.

Whenever any payment of principal or interest to be made hereunder shall be stated to be due on a day which is not a Business Day in the place in which a Note is presented for payment, then the Noteholder shall not be entitled to payment of the amount due in such place until the next succeeding Business Day.

2.14     [Intentionally Deleted]

2.15     Taxes

All payments to a Holder (or any successor or assignee thereof) by VGZ or the Trustee under this Agreement or under the Notes shall be made free and clear of and without deduction or withholding for any and all Indemnified Taxes unless required by law or interpretation thereof.  If VGZ or the Trustee shall be required by law or the interpretation thereof by the relevant governmental authority to deduct or withhold any such Indemnified Taxes from or in respect of any sum payable under this Agreement or under the Notes: (i) the amount payable shall be increased by such additional amount as may be necessary so that after making all required deductions or withholdings (including, without limitation, deductions or withholdings applicable to additional amounts paid under this section 2.15), the Holder receives a net amount equal to the full amount it would have received if no deduction or withholding had been made; (ii) VGZ or the Trustee shall make such required deductions or withholdings; (iii) VGZ or the Trustee shall immediately pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law; and (iv) VGZ or the Trustee shall deliver to the Holder as soon as practicable after it has made such payment to the applicable governmental authority (x) a copy of any receipt issued by such governmental authority evidencing the payment of all amounts required to be deducted or withheld from the sum payable hereunder or (y) if such a receipt is not available from such governmental authority, notice of the payment of such amount deducted or withheld.  In addition, VGZ or the Trustee shall immediately pay any and all Other Taxes.

VGZ shall indemnify and hold harmless each Holder of Notes for the full amount of Indemnified Taxes imposed on or paid by such Holder and any liability (including penalties, interest and expenses payable or incurred in connection therewith) arising from or with respect to such Indemnified Taxes, whether or not they were correctly or legally asserted.

Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this section 2.15 shall survive the termination of this Agreement and the payment in full of principal, interest, fees and any other amounts payable under this Agreement and under the Notes.

2.16     Redemption and Prepayment

The Notes may be prepaid prior to maturity at VGZ’s option, in whole at any time after the 1st anniversary of the date hereof, on not more than sixty (60) and not less than thirty (30) days’ prior written notice, for an amount equal to the sum of the following (i) the principal amount of the Note, (ii) accrued and unpaid interest to the Redemption Date and (iii) an amount equal to the interest that would be payable on such Note from the Redemption Date to the date that is 12 calendar months following the Redemption Date (the sum of (i), (ii) and (iii), the “Redemption Amount”). The election of VGZ to redeem any Notes shall be evidenced by a resolution of the board of director’s of VGZ.

All notices of redemption shall be sent to each Noteholder to be redeemed not less than thirty (30) days prior to the Redemption Date and shall state:

(a)

the Redemption Date, and

(b)

the place where such Notes are to be surrendered for payment of the Redemption Amount thereof.

Notice of redemption of Notes to be redeemed at the election of VGZ shall be given by VGZ to the Noteholders and the Trustee or, at VGZ’s request, by the Trustee in the name of and at the expense of VGZ.

Except as may otherwise be provided in any supplemental indenture, upon Notes being called for redemption, VGZ will deposit with the Trustee or any paying agent to the order of the Trustee, on or before 11:00 a.m. (Eastern Standard Time) on the Business Day immediately prior to the Redemption Date specified in such notice, such sums of money as may be sufficient to pay the Redemption Amount of all the Notes. At the request of the Trustee, VGZ shall also deposit with the Trustee a sum of money sufficient to pay any charges or expenses which may be reasonably incurred by the Trustee in connection with such redemption.  Every such deposit shall be irrevocable. From the sums so deposited, the Trustee shall pay or cause to be paid, or issue or cause to be issued, to the Holders of such Notes so called for redemption, upon surrender of such Notes, the principal to which they are respectively entitled on redemption.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the principal amount thereof and on and after such date such Notes shall only bear interest if VGZ shall default in the payment of the Redemption Amount.  Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid by VGZ.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at a rate equal to 20% per annum.   In such event, VGZ shall have deposited with the Trustee money sufficient, in immediately available funds, in order for the Trustee to remit such payment to the Holder.

2.17     Legends

(a)                                 The Trustee understands and acknowledges that the Notes and the Common Shares issuable upon conversion thereof have not been and will not be registered under the U.S. Securities Act or applicable state securities laws.  Therefore, all certificates representing the Notes, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend until such time as it is no longer required under the requirements of applicable United States federal and state securities laws:

NEITHER THE SECURITIES REPRESENTED HEREBY, NOR ANY SECURITIES ISSUABLE UPON THE CONVERSION THEREOF, NOR ANY INTEREST IN OR RIGHTS UNDER SAME, HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT OR (C) THE SALE IS MADE IN THE UNITED STATES (i) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (ii) PURSUANT TO A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS, AND IN THE CASE OF (ii), ONLY WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION (WHICH WILL BE DELIVERED PROMPTLY AND WILL NOT BE UNREASONABLY WITHHELD, BUT WHICH MAY BE CONDITIONAL ON DELIVERY OF A LEGAL OPINION OR OTHER EVIDENCE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION).

(b)                                The issuance of the Common Shares upon conversion of the Notes is expected to be exempt from registration under the U.S. Securities Act on the basis of Section 3(a)(9) of the U.S. Securities Act. Therefore, all certificates evidencing Common Shares issued upon conversion of Notes evidenced by a certificate or certificates bearing the U.S. legend set forth above will bear the following legend (the “Note Share Legend”):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  THE HOLDER HEREOF AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT OR (C) THE SALE IS MADE IN THE UNITED STATES (i) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (ii) PURSUANT TO A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS, AND IN THE CASE OF (ii), ONLY WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION (WHICH WILL BE DELIVERED PROMPTLY AND WILL NOT BE UNREASONABLY WITHHELD, BUT WHICH MAY BE CONDITIONAL ON DELIVERY OF A LEGAL OPINION OR OTHER EVIDENCE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION).

(c)                                 All certificates representing the Notes, all certificates issued in exchange therefor or in substitution thereof, all certificates representing Common Shares issued upon conversion of the Notes and all certificates issued in exchange therefor or in substitution thereof (or the ownership statement issued under a direct registration system or other electronic book-entry system, as the case may be) shall bear the following legend (with the necessary information inserted), provided however that, if any such certificate is issued after that date which is four months and one day after the Closing Date, the first paragraph of such legend shall be omitted:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE <INSERT DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER CLOSING DATE>.

THE SECURITIES [IN THE CASE OF THE NOTES, INSERT: , AND THE SECURITIES ISSUABLE UPON CONVERSION THEREOF,] REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.

2.18     Transfer

The Notes may only be transferred on the register kept at the Corporate Trust Office in accordance with applicable laws and upon compliance with the conditions hereof by the Noteholder or his legal representatives or his attorney duly appointed by an instrument in writing in form and substance satisfactory to the Trustee and upon due execution by the Noteholder and its transferee of the transfer and acknowledgement in the form set forth in the Note and delivery of the same to the Trustee and compliance with such other reasonable requirements as VGZ and the Trustee may prescribe, such transfer shall be duly noted on the register by the Trustee. The reasonable transfer charges of the Trustee with respect to the transfer of Notes shall be payable by the applicable Noteholders.

If a certificate representing Notes is tendered for transfer once permitted by applicable laws and bears the U.S. legend set forth in section 2.17(a) above and the Holder has not obtained the prior written consent of VGZ, the Trustee shall not register such transfer unless the transferor has provided the certificate representing the Notes, and the transfer is being made (i) to VGZ, (ii) outside the United States in compliance with the requirements of Rule 904 of Regulation S and in compliance with applicable local laws and regulations of the jurisdiction(s) where such sale is made, (iii) pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws, or (iv) in another transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws, and the Holder has prior to such sale furnished to VGZ an opinion of counsel of recognized standing in form and substance reasonably satisfactory to VGZ to such effect.

If a certificate representing Note Shares is tendered for transfer once permitted by applicable laws and bears the U.S. legend set forth in section 2.17(b) above and the Holder has not obtained the prior written consent of VGZ, the Trustee shall not register such transfer unless the transferor has provided the certificate representing the Note Shares, and the transfer is being made (i) to VGZ, (ii) outside the United States in compliance with the requirements of

Rule 904 of Regulation S and in compliance with applicable local laws and regulations of the jurisdiction(s) where such sale is made, (iii) pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws, or (iv) in another transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws, and the Holder has prior to such sale furnished to VGZ an opinion of counsel of recognized standing in form and substance reasonably satisfactory to VGZ to such effect.

3.      CONVERSION OF NOTES

3.1       Conversion Privilege of the Noteholder

Upon and subject to the provisions and conditions hereof, the Holder of each Note shall have the right, at its option, at any time prior to 5:00 p.m. (Eastern Standard Time) on the earlier of: (i) the Maturity Date and (ii) if such Note has been previously called for redemption pursuant to section 2.16, the Business Day immediately preceding the Redemption Date (such time and date in this Article 3 being referred to as the “Time of Expiry”), to convert the whole or any part of the principal amount of such Note into fully paid and non-assessable Common Shares of VGZ at the Conversion Price.  Such right of conversion shall extend only to the maximum number of whole Common Shares into which the aggregate principal amount of the Note or Notes surrendered for conversion at any one time by the Holder thereof may be converted in accordance with the foregoing provisions of this section 3.1.  Fractional interests in Common Shares shall be adjusted for in the manner provided in section 3.6.

3.2       Conversion Privilege of VGZ

Provided no Event of Default exists and the Common Shares continue to be listed on the American Stock Exchange at the time of conversion, in circumstances where after March 4, 2009 and prior to the Time of Expiry the weighted average price of the Common Shares on the American Stock Exchange has been equal to or greater than $9.00 for a period of at least 15 consecutive trading days (an “Acceleration Event”), VGZ shall have the right, at its option, exercisable in accordance with section 3.3 within ten (10) Business Days after any such 15 day period, to cause the conversion of the whole of the principal amount of the Notes outstanding into Common Shares at the Conversion Price provided that at such time VGZ delivers the notice set out below; provided however that the closing price of the Common Shares on the American Stock Exchange must be equal to or greater than $9.00 on the date VGZ delivers the notice or such notice will be ineffective in respect of that particular exercise of VGZ’s conversion privilege.

3.3       Notice of Conversion

Notice of VGZ’s intention to cause the conversion of all of the outstanding Notes pursuant to section 3.2 following an Acceleration Event shall be given by VGZ to the Holders of such Notes and the Trustee, not more than 60 days and not less than 30 days prior to the date fixed for conversion, in the manner provided for herein.  The notice of conversion shall state that all such Notes then outstanding are to be converted, shall specify the date that such Notes will have been deemed to have converted and shall state that all interest on such Notes called for conversion shall cease to accrue from and after such conversion date.  On the Date of Conversion, all of such outstanding Notes shall be converted in accordance with section 3.4, as though the Holders of such Notes had elected to convert them.

3.4       Manner of Exercise of Right to Convert

The Holder of a Note desiring to convert such Note in whole or in part into Common Shares in accordance with section 3.1 shall surrender such Note to the Trustee at the Corporate Trust Office together with the Conversion Form on the back of such Note or any other written notice, in either case duly executed by the Holder or its executors or administrators or other legal representatives or its or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee and VGZ, in each case acting reasonably, exercising its right to convert such Note in accordance with the provisions of this Article 3.  Thereupon such Noteholder and/or its nominee(s) or assignee(s) shall be entitled to be entered in the books of VGZ as at the Date of Conversion (as defined below) as the Holder of the number of Common Shares into which such Note is convertible in accordance with the provisions of this Article 3 and, as soon as practicable thereafter and in any event within five (5) Business Days, VGZ shall deliver or cause to be delivered to such Noteholder and/or, subject as aforesaid, its nominee(s) or assignee(s) a certificate or certificates for such Common Shares registered in the name of the Noteholder or as otherwise directed by the Noteholder, and, if applicable, a cheque for any amount payable under section 3.6.

The deemed date of conversion (the “Date of Conversion”) of a Note shall be the date on which it is surrendered in accordance with this section 3.4 or the date of conversion specified in the notice provided by VGZ in accordance with section 3.3.  In the case of a Note surrendered by post or other means of transmission, the Date of Conversion shall be the date on which it is received by the Trustee.

Any part, being $1,000 or an integral multiple thereof, of a Note may be converted as provided in this Article 3 and all references in this Indenture to conversion of Notes shall be deemed to include conversion of such parts.

The Holder of any Note of which part only is converted shall, upon the exercise of its right of conversion, surrender the said Note to the Trustee, and the Trustee shall cancel the same and shall without charge forthwith deliver to the Holder a new Note or Notes in an aggregate principal amount equal to the unconverted part of the principal amount of the Note so surrendered.

3.5       Adjustment of Conversion Price

The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

(a)                                  automatically on the 1st anniversary of the date hereof the Conversion Price shall be adjusted to the lesser of (i) the then current Conversion Price or (ii) 120% of the Adjusted Current Market Price (as defined below) per Common Share; provided however that in no event shall the Conversion Price be less than US$4.80 as the result of this adjustment in this section 3.5(a).  The “Adjusted Current Market Price” per Common Share at any

date shall be the weighted average price of the Common Shares for the 20 consecutive trading days ending not less than three (3) trading days prior to such date on the American Stock Exchange or, if the Common Shares are not listed on the American Stock Exchange, on such national stock exchange on which the Common Shares are listed as may be selected for such purpose by the Board of Directors, or, if the Common Shares are not listed on a national stock exchange, then on the over-the-counter market where an “active trading market” for the Common Shares exists).  An “active trading market” shall not be deemed to exist when the spread between the bid and ask prices per Common Shares exceeds 10%.  If there is no active trading market, the “Adjusted Current Market Price” shall be determined in the good faith and reasonable judgment of a nationally-recognized investment banking firm selected by VGZ and the Holders of a majority in principal amount of the outstanding Notes;

(b)                                 if and whenever at any time prior to the Time of Expiry VGZ shall: (i) subdivide or redivide the outstanding Common Shares into a greater number of Common Shares; (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of Common Shares; or (iii) issue Common Shares to the Holders of all or substantially all of the outstanding Common Shares by way of a stock dividend (other than the issue of Common Shares pursuant to the exercise of options to receive dividends in the form of Common Shares in lieu of dividends paid in the ordinary course), the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issuance of Common Shares by way of a stock dividend, as the case may be, shall, in the case of the events referred to in clauses (i) and (iii) above, be decreased in proportion to the number of outstanding Common Shares resulting from such subdivision, redivision or dividend, or shall, in the case of the events referred to in clause (ii) above, be increased in proportion to the number of outstanding Common Shares resulting from such reduction, combination or consolidation.  Such adjustment shall be made successively whenever any event referred to in this section 3.5(b) shall occur; any such issuance of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares under sections 3.5(c) and (d);

(c)                                  if and whenever at any time prior to the Time of Expiry VGZ shall fix a record date for the issuance of rights or warrants to all or substantially all the Holders of its outstanding Common Shares entitling them, to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per Common Share (or having a conversion or exchange price per Common Share) less than 95% of the Current Market Price of a Common Share on such record date, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, the numerator of which shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible securities so offered) by such Current Market Price per Common Share, and the denominator of which shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible); any Common Shares owned by or held for the account of VGZ shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any such rights or warrants are not so issued or any such rights or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon the number of Common Shares (or securities convertible into Common Shares) actually issued upon the exercise of such rights or warrants, as the case may be;

(d)                                 if and whenever at any time prior to the Time of Expiry VGZ shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of: (i) shares of any class other than Common Shares; (ii) rights, options, warrants or securities convertible into or exchangeable for Common Shares (excluding those referred to in section 3.5(c)); (iii) evidence of its indebtedness; or (iv) assets (including cash, but excluding dividends paid in the ordinary course) then, in each such case, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, the numerator of which shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price per Common Share on such record date, less the fair market value (as determined by the Board of Directors with the approval of the Noteholders, and if the Common Shares are then listed on the Toronto Stock Exchange, the approval of the Toronto Stock Exchange, which determination shall be conclusive) of such shares or rights, options, warrants or securities convertible into or exchangeable for Common Shares or evidence of indebtedness or assets so distributed, and the denominator of which shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price per Common Share; any Common Shares owned by or held for the account of VGZ shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution is not so made, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon such shares, rights, options, warrants or securities convertible into or exchangeable for Common Shares or evidence of indebtedness or assets actually distributed, as the case may be;

(e)                                  for the purpose of any computation under section 3.5(c) or (d), the “Current Market Price” per Common Share at any date shall be the weighted average price of the Common Shares for the 30 consecutive trading days ending not less than three (3) trading days prior to such date on the American Stock Exchange or, if the Common Shares are not listed on the American Stock Exchange, on such national stock exchange on which the Common Shares are listed as may be selected for such purpose by the Board of Directors, or, if the Common Shares are not listed on a national stock exchange, then on the over-the-counter market (provided that an “active trading market” for the

Common Shares exists on such over-the-counter market).  An “active trading market” shall not be deemed to exist when the spread between the bid and ask prices per Common Shares exceeds 10%.  If there is no active trading market, the “Current Market Price” shall be determined in the good faith and reasonable judgment of a nationally-recognized investment banking firm selected by VGZ and the Holders of a majority in principal amount of the outstanding Notes;

(f)                                    if and whenever at any time after the date hereof and prior to the Time of Expiry, there is a consolidation, amalgamation or merger of VGZ with or into any other corporation or other entity (other than a vertical short-form amalgamation with one or more of its Subsidiaries), or a transfer of the undertaking or assets of VGZ as an entirety or substantially as an entirety to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property (any of such events being called a “Capital Reorganization”), the holder upon conversion of the Notes after the effective date of such Capital Reorganization will be entitled to receive upon conversion of the Notes, and will accept for the same aggregate consideration in lieu of the number of Common Shares to which the holder was previously entitled upon such conversion, the aggregate number of shares, other securities or other property, including cash, which the holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the holder had been the registered holder of the number of Common Shares to which the holder would have been entitled upon conversion of the Notes;

(g)                                 in the case of any reclassification of, or other change in, the outstanding Common Shares of VGZ other than a subdivision, redivision, reduction, combination or consolidation, the Conversion Price shall be adjusted in such manner, if any, and at such time, as, the Board of Directors, in their sole discretion, may determine to be equitable in the circumstances and if the Common Shares are then listed on the Toronto Stock Exchange, with the approval of the Toronto Stock Exchange.  Failure of the Board of Directors to provide for an adjustment on or prior to the effective date of any such reclassification of, or change in, the outstanding Common Shares of VGZ shall be conclusive evidence that the Board of Directors have determined that it is equitable to make no adjustment in the circumstances;

(h)                                 if and whenever at any time after the date hereof and prior to the Time of Expiry VGZ shall issue or sell any Common Shares for a consideration per share less than the Conversion Price then in effect, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to a price equal to the effective price of the additional Common Shares so issued which is a quotient determined by dividing (i) the total number of such additional Common Shares issued by VGZ into (ii) the aggregate consideration received by VGZ for the total number of Common Shares so issued; provided however that in no event shall the Conversion Price be less than US$4.80 as the result of adjustments in this section 3.5(h) or sections 3.5(i), (j) or (k).

(i)                                     In case at any time after the date hereof VGZ shall in any manner grant (whether directly or by assumption in a merger or otherwise) issue, sell any rights to subscribe for or to purchase, or any options for the purchase of, Common Shares or any stock or securities convertible into or exchangeable for Common Shares (such convertible or exchangeable stock or securities being herein called “Convertible Securities”), other than options to purchase Common Shares issued to directors, officers, employees or consultants of VGZ in such capacity and approved by the Board of Directors of VGZ, whether or not such rights or options or the right to convert or exchange any such Convertible Securities issuable upon the exercise of such rights or options are immediately exercisable, and the price per share for which Common Shares are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by VGZ as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to VGZ upon the exercise of such rights or options, plus, in the case of such rights or options which are exercisable for Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to VGZ upon the conversion or exchange thereof, by (ii) the total maximum number of Common Shares issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the then existing Conversion Price, then the total maximum number of Common Shares issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options shall be deemed to be outstanding as of the date of the granting of such rights or options and to have been issued for such price per share, with the effect on the Conversion Price specified in section 3.5(h). Except as provided in section 3.5(j), no further adjustment of the Conversion Price shall be made upon the actual issue of such Common Shares or Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Shares upon conversion or exchange of such Convertible Securities;

(j)                                     upon the happening of any of the following events, namely, if the purchase price provided for in any right or option referred to in section 3.5(i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in sections 3.5(i), or the rate at which any Convertible Securities referred to in sections 3.5(i) are convertible into or exchangeable for Common Shares shall change (other than under or by reason of provisions designed to protect against dilution), the Conversion Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Conversion Price which would have been in effect at the time of such readjustment had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.  On the expiration of any option or right referred to in section 3.5(i), or the termination of any right to convert or exchange any Convertible Securities referred to in sections 3.5(i), the Conversion Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Conversion Price which would have been in effect at the time of such expiration or termination had such right, option or right to convert or exchange Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been granted or issued or included in such Convertible Securities, and the Common Shares issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such right or option referred to in section 3.5(i) or the rate at which any Convertible Securities referred to in sections 3.5(i) are convertible into or exchangeable for Common Shares shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Shares upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder, if not already adjusted for such reduction, shall forthwith be adjusted to the amount it would have been had such right, option or Convertible Securities never been issued as to such Common Shares and had adjustments been made upon the issuance of the Common Shares delivered as aforesaid; provided, however, that no such adjustment to the Conversion Price shall be made pursuant to this sentence unless the Conversion Price is reduced thereby;

(k)                                  subject to the prior written consent of the Toronto Stock Exchange, in any case in which this section 3.5 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, VGZ may defer, until the occurrence of such event, issuing to the Holder of any Note converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that VGZ shall deliver to such Holder an appropriate instrument evidencing such holder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Date of Conversion or such later date as such holder would, but for the provisions of this section 3.5, have become the holder of record of such additional Common Shares;

(l)                                     the adjustments provided for in this section 3.5 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this section 3.5; provided that, notwithstanding any other provision of this section 3.5, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this section 3.5(l) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and

(m)                               in the event of any question arising with respect to the adjustments provided in this section 3.5, such question, subject to prior written consent of the Toronto Stock Exchange, shall be conclusively determined by a firm of chartered accountants appointed by VGZ and acceptable to the Noteholders (who may be the auditors of VGZ); such accountants shall have access to all necessary records of VGZ and such determination shall be binding upon VGZ and the Noteholders.

3.6       No Requirement to Issue Fractional Shares

VGZ shall not be required to issue fractional Common Shares upon the conversion of Notes pursuant to this section 3.6.  If more than one Note shall be surrendered for conversion at one time by the same holder, the number of whole Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Notes to be converted.  If any fractional interest in a Common Share would, except for the provisions of this section 3.6, be deliverable upon the conversion of any principal amount of Notes, VGZ shall, in lieu of delivering any certificate of such fractional interest, satisfy such fractional interest by paying to the Trustee an amount in U.S. dollars an amount equal (computed to the nearest cent) to the appropriate fraction of the value (being the last reported sale price or, if none, the mean between the closing bid and ask quotations on the American Stock Exchange, or, if the Common Shares are not listed on the American Stock Exchange, on such national stock exchange on which the Common Shares are listed as may be selected for such purpose by the Board of Directors and approved by the Noteholders or, if the Common Shares are not listed on any national stock exchange, then on the over-the-counter market where an “active trading market” exists) of a Common Share on the Business Day next preceding the Date of Conversion.   The Trustee shall then remit such payment it has received from VGZ to the Holder of such surrendered Note.

3.7       Corporation to Reserve Common Shares

VGZ covenants with the Noteholders that it will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon conversion of Notes as in this Article 3 provided, and conditionally allot to Noteholders who may exercise their conversion rights hereunder, such number of Common Shares as shall then be issuable upon the conversion of all outstanding Notes.  VGZ covenants with the Noteholders that all Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable Common Shares of VGZ.

3.8       Taxes and Charges on Conversion

VGZ will from time to time promptly pay or make provision satisfactory to the Noteholders for the payment of any and all taxes and charges which may be imposed by the laws of federal government or any state or province thereof (except income tax, if any) which shall be payable with respect to the issuance and/or delivery to the Holders of Notes, upon the exercise of their right to conversion, of Common Shares pursuant to the terms of the Notes and of this Indenture.

3.9       Cancellation of Converted Notes

All Notes converted in whole or in part under the provisions of this Article 3 shall be forthwith delivered to and cancelled by the Trustee.

3.10     Certificate as to Adjustment

VGZ shall from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in section 3.5, deliver an Officers’ Certificate to the Noteholders and the Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall, subject to the provisions of section 3.5(k), be conclusive and binding on all parties in interest.  VGZ shall, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Common Shares, forthwith give notice to the Noteholders in the manner provided herein specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price.

3.11     Notice of Special Matters

VGZ covenants with the Noteholders and the Trustee, that, at any such time that any Notes remain outstanding, it will give notice to the Noteholders in the manner provided in section 14.1, of its intention to fix a record date for any event referred to in section 3.5(b), (c) or (d) which may give rise to an adjustment in the Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that VGZ shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given.  Such notice shall be given not less than 15 Business Days in each case prior to such applicable record date or effective date, whichever is earlier.

3.12     Obligations of VGZ Regarding Calculations

VGZ shall provide Trustee with all calculations pursuant to section 3.5 hereunder, and VGZ acknowledges and agrees that Trustee shall be permitted to rely on such calculations, but  shall not be liable for any errors or omissions associated with such calculations.

4.      SECURITY

4.1       Security

The Trustee hereby appoints the Collateral Agent as its agent under the Security Interests, and the Collateral Agent is hereby authorized to act on behalf of the Trustee, with full authority and powers of the Trustee hereunder.

As general and continuing security for the due and punctual payment of all of the principal of and interest on the Notes, all other amounts from time to time payable to the Trustee and the Noteholders under or in respect of this Indenture and the performance of VGZ’s obligations contained in the Notes and this Indenture, (the “Secured Obligations”) the Guarantor shall forthwith after the execution hereof, execute and deliver the Non-Possessory Pledge Agreement creating a security interest in the Pledged Assets in favour of the Collateral Agent for and on behalf of the Noteholders.

4.2       Title to Pledged Assets

The Guarantor represents, warrants and covenants with the Trustee, the Collateral Agent and the Noteholders that (a) the Guarantor has authority to grant the Security Interests on the Pledged Assets; and (b) such Pledged Assets are and will be and remain free and clear of any Liens thereon other than the Security Interests and other than Permitted Liens.

4.3       Further Assurances

Each of VGZ and the Guarantor, as the case may be, acknowledges to and covenants with the Trustee and the Collateral Agent that:

(a)                                  it shall from time to time execute and deliver all such agreements, documents and other instruments, and do all such things and give all such assurances as, in the opinion of Counsel, acting reasonably, are necessary or of advantage for validly granting to the Collateral Agent the Security Interests intended to be created by the Non-Possessory Pledge Agreement upon the Pledged Assets, whether now owned or hereafter acquired by the Guarantor, subject to Permitted Liens;

(b)                                 it shall from time to time, after the Security Interests shall have become enforceable and the Trustee or the Collateral Agent shall have been directed by the Noteholders to enforce the same after the occurrence and during the continuance of an event of default thereunder, execute and deliver all such agreements, documents and other instruments, and do all such things and give all such assurances as the Trustee or the Collateral Agent may reasonably require for facilitating the enforcement of the Security Interests and the realization of the Pledged Assets and for exercising all of the powers, authorities and discretions conferred upon the Collateral Agent by the Non-Possessory Pledge Agreement and for transferring to any purchaser of any such property, whether sold by the Collateral Agent under the Non-Possessory Pledge Agreement or by judicial proceedings, the title to the assets so sold and the Guarantor shall give all such notices which the Collateral Agent may consider expedient; and

(c)                                  it will, on reasonable request from the Trustee or Collateral Agent from time to time, deliver to the Collateral Agent such additional security documents and amend or supplement the Non-Possessory Pledge Agreement:

(i)

to reflect any changes in laws, whether arising as a result of statutory amendments, court decisions or otherwise to ensure the effectiveness and enforceability of the Security Interests in the Pledged Assets intended to be created by the Non-Possessory Pledge Agreement; or

(ii)

to facilitate the registration of appropriate forms of security documents against all property subject to, or intended to be subject to, the Security Interests created or intended to be created by the Non-Possessory Pledge Agreement; or

(iii)

to facilitate the registration of the Security Interests in all applicable jurisdictions where such registrations are necessary or of advantage to preserve or perfect the Security Interest in any Pledged Asset; or

(iv)

if VGZ or the Guarantor merges with or enters into a reorganization with any person;

in each case in order to confer upon the Collateral Agent such Security Interests with such priority as is intended to be created by the Non-Possessory Pledge Agreement.

4.4       Registration

The Guarantor covenants with the Trustee and the Collateral Agent that immediately after the execution of the Non-Possessory Pledge Agreement, the Guarantor shall register, file or record the Non-Possessory Pledge Agreement in all registry offices (or the equivalent filing offices in any other applicable jurisdictions, including, without limitation, Mexico) in all registration divisions where, in the reasonable opinion of the Trustee, Collateral Agent, Counsel or Noteholders representing a majority in principal amount of the Notes, such registration, filing or recording is necessary or of advantage to preserve or perfect the Security Interests in any Pledged Assets. The Guarantor and VGZ shall deliver to the Collateral Agent certificates establishing each such registration, filing or recording, and shall do, observe and perform all matters and things including renewals of such registrations, filings or recordings necessary or expedient to be done, observed and performed for the purpose of creating, perfecting, setting up, rendering opposable, protecting and maintaining the Security Interests as valid and effective Liens with the priority intended to be created and maintained by the Non-Possessory Pledge Agreement in the Pledged Assets.  The Guarantor will pay or indemnify the Trustee, Collateral Agent and the Noteholders against any and all stamp duties, registration fees and similar taxes or charges which may be payable or determined to be payable in connection with the execution, delivery, performance, registration or enforcement of any of the Non-Possessory Pledge Agreement or any of the transactions contemplated by the Non-Possessory Pledge Agreement.

4.5       Security Valid Irrespective of Advance

The Security Interests shall be effective whether the consideration in respect of which the Notes are issued or any part of such consideration shall be made or given before or after or at the same time as the execution and delivery of this Indenture or the issue of any of the Notes. The Security Interests shall be effective notwithstanding that from time to time no Notes may be outstanding and the obligations of VGZ and the Guarantor shall not be deemed extinguished until VGZ and the Guarantor shall have been released from their covenants under this Indenture, the Notes and the Non-Possessory Pledge Agreement in accordance with section 8.4.

4.6       Final Discharge

Upon proof being given to the satisfaction of the Trustee and the Collateral Agent that:

(a)	all of the principal of and interest on, if any, the Notes have been paid and satisfied in full; and

(b)	all other amounts owing under this Indenture (including, without limitation, with respect to the Guarantee), and the Non-Possessory Pledge Agreement have been paid and satisfied in full,

the Collateral Agent shall, at the request and at the expense of VGZ or the Guarantor, execute and deliver to VGZ or the Guarantor such deeds or other instruments as shall be requisite to evidence the satisfaction and discharge of the Security Interests and to release or reconvey to the Guarantor all Pledged Assets freed and discharged from the Security Interests.

5.      SENIORITY

5.1       Seniority

Except for Permitted Liens, the Guarantor owns each item of the Pledged Assets free and clear of any and all Liens or claims of others.  No security agreement, financing statement or other public notice with respect to all or any part of the Pledged Assets that evidences a Lien securing any material Indebtedness is on file or of record in any public office, except such as have been filed in favor of Collateral Agent for the ratable benefit of the Noteholders pursuant to this Indenture.  The Guarantor shall maintain each of the Security Interests as a perfected, set up, opposable and protected Lien having at least the priority described in this section 5.1 and shall defend such security interest against the claims and demands of all Persons whomsoever.  All Notes issued pursuant to the provisions of this Indenture shall rank pari passu and be secured equally and ratably without discrimination or preference, whatever may be the actual date thereof or of the authentication thereof respectively.  Neither the Trustee nor the Collateral Agent will have any obligation to register, make any filings with respect to, perfect, or verify the seniority of, the Security Interests.

6.      COVENANTS OF VGZ AND THE GUARANTOR

6.1       General Covenants

VGZ and the Guarantor covenant with the Trustee that so long as any of the Notes remain outstanding:

(a)

VGZ will well, duly and punctually pay or cause to be paid to every Noteholder, or to the Trustee on behalf of every Noteholder, all principal thereof and accrued interest, if any, on the Notes, at the dates and places, in the currency and in the manner mentioned herein and in the Notes;

(b)

each of VGZ and the Guarantor will carry on and conduct, and will cause to be carried on and conducted, its business in a proper and efficient manner and do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all consents, rights, franchises, licences, approvals, permits and qualifications necessary to own their respective properties and assets and perform their respective obligations under this Indenture; but VGZ and the Guarantor may not cease to operate or dispose of all or substantially all of its undertaking or assets, except in accordance with Article 9, and VGZ will keep or cause to be kept proper books of account, and will forthwith file with the Trustee copies of all annual and periodic reports of VGZ furnished to its shareholders after the date hereof, and at all reasonable times it will furnish or cause to be furnished to the Trustee or its duly authorized agent or attorney such information relating to its business as the Trustee may reasonably require;

(c)

each of VGZ and the Guarantor will provide, or cause to be provided, prompt notice in writing to the Trustee of any Default or Event of Default;

(d)

each of VGZ and the Guarantor shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon its or its Subsidiaries’ income, profits or property and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property; provided that VGZ and the Guarantor shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts any reserves required in accordance with GAAP have been made;

(e)           each of VGZ and the Guarantor shall, and shall cause each of its Subsidiaries to, at all times cause all properties used and material to the operations of its business to be maintained and kept in good condition, repair and working order in accordance with industry standards (reasonable wear and tear excepted) and supplied with all necessary equipment required for the operations of its business consistent with industry standards and past practice and given the stage and status of the relevant operations, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto consistent with industry standards and past practice and given the stage and status of the relevant operations;

(f)            each of VGZ and the Guarantor shall maintain insurance in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations;

(g)           each of VGZ and the Guarantor will use or cause to be used the proceeds of the Notes exclusively at the Paredones Amarillos project in Mexico (including, without limitation, the purchase of equipment for such project and US$12 million which may be retained by VGZ to reimburse VGZ for payments previously mad by VGZ in respect of the purchase of equipment for the Paredones Amarillos project in Mexico);

(h)           VGZ will annually, within 140 days of the end of each fiscal year of VGZ, deliver to the Trustee (i) an Officer’s Certificate confirming that it has complied with all requirements contained in this Indenture that, if not complied with, would, with the giving of notice, lapse of time or otherwise, constitute an Event of Default, or, if there has been any failure to comply, giving particulars thereof and (ii) audited consolidated financial statements for the previous fiscal year;

(i)            each of VGZ and the Guarantor shall not complete an Asset Disposition; and

(j)            generally, VGZ and the Guarantor will well, duly and punctually perform and carry out all of the acts or things to be done by it as provided in this Indenture.

6.2       Trustee’s Remuneration and Expenses

VGZ will pay to the Trustee and/or the Collateral Agent from time to time such remuneration for its services hereunder as shall be negotiated by VGZ and the Trustee and/or the Collateral Agent, and VGZ will pay or reimburse the Trustee and/or the Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee and/or the Collateral Agent in the execution of its rights, powers, duties and obligations hereunder and in the administration or execution of the trusts hereby created (including the reasonable fees and the disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee hereunder and/or the Collateral Agent under the Non-Possessory Pledge Agreement shall be finally and fully performed, except any such expense, disbursement or advance as may arise from the gross negligence or wilful misconduct of the Trustee and/or the Collateral Agent. Any amount due under this section and unpaid 30 days after a request for such payment shall bear interest at the then current rate charged by the Trustee and/or the Collateral Agent. After default, all amounts so payable and the interest thereon shall be payable out of any funds coming into the possession of the Trustee and/or the Collateral Agent in priority to the principal of and interest on, if any, the Notes.

6.3       Trustee to Give Notice of Default

The Trustee shall give to VGZ, the Guarantor and the Noteholders in the manner provided in section 14.1 promptly after the Trustee becomes aware of any default on the part of VGZ or the Guarantor in the performance of any covenant or condition herein or of the occurrence of any Event of Default, notice of every such default or Event of Default, as the case may be.

6.4       Performance of Covenants by Trustee

If VGZ or the Guarantor shall fail to perform any of its covenants contained in this Indenture, the Trustee may itself perform any of such covenants capable of being performed by it, but shall be under no obligation to do so. All sums so expended or advanced by the Trustee shall be repayable as provided in section 6.2.   No such performance or advance by the Trustee shall be deemed to relieve VGZ of a default hereunder.

7.      DEFAULT AND ENFORCEMENT

7.1       Events of Default

Each of the following events is herein referred to as an “Event of Default”:

(a)                                  if default is made in the payment of any principal due on any of the Notes when the same becomes due under any provision hereof or of the Notes as required hereunder and such default shall have continued for a period of ten (10) Business Days; or

(b)                                 if default is made in the payment of any interest due on any of the Notes and such default shall have continued for a period of five (5) Business Days; or

(c)                                  if default is made in the performance or breach by VGZ or the Guarantor of any other covenant or agreement under the provisions of the Notes, this Indenture or any document relating hereto or thereto and continues for a period of 20 days after written notice specifying such default and requiring such default to be remedied has been given to VGZ or the Guarantor, as the case may be, by the Trustee; or

(d)                                 any order to cease, halt or suspend trading in the Common Shares is made by a competent regulatory authority that would have the effect of precluding the Holders from exercising their conversion rights hereunder or from trading Notes Shares and that order is still in effect for a period of ten (10) consecutive days; or

(e)                                  if there occurs with respect to any Indebtedness of VGZ or the Guarantor having an outstanding principal amount of $2,000,000 or more an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; or

(f)                                    if a proceeding or case shall be commenced against VGZ or the Guarantor, except in the course of carrying out, or pursuant to, a transaction which is permitted by Article 9, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, termination or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, liquidator or the like of VGZ or the Guarantor or all or any substantial part of its respective property, or (iii) similar relief in respect of VGZ or the Guarantor under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days, or an order for relief against VGZ or the Guarantor shall be entered in an involuntary case under the Bankruptcy and Insolvency Act (Canada) (as amended, the “Bankruptcy Act”); or

(g)                                 if VGZ or the Guarantor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, examiner, liquidator or the like of itself or of all or any substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Act or any other similar foreign statute, (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, termination, winding-up or composition or readjustment of debts, (v) fail to contest in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Act or any other similar foreign statute, or (vi) take any action for the purpose of effecting any of the foregoing.

7.2       Acceleration on Default

In case of any Event of Default that has occurred and is continuing, the Trustee may in its discretion (but shall have no obligation to) and shall, if so directed by the Holders of not less than 33% in principal amount of the Notes then outstanding by instrument in writing, subject to the provisions of section 7.3, declare the principal of all Notes then outstanding and all other moneys payable hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Trustee on written demand, anything therein or herein to the contrary notwithstanding. VGZ shall in either case forthwith pay to the Trustee for the benefit of the Noteholders the principal of such Notes and all other moneys payable hereunder, together with subsequent interest thereon at the rate of 12% per annum from the date of such declaration (subject to the proviso below) until the date payment is received by the Trustee, such subsequent interest to be payable at the times and places and according to the tenor of the Notes. Such payment when made shall be deemed to have been made in discharge of VGZ’s obligations hereunder and any moneys so received by the Trustee shall be applied in the manner provided in section 7.6.

7.3       Waiver of Default or Breach

In case any Event of Default hereunder has occurred:

(a)                                  the Holders of not less than 66 2/3% in principal amount of the Notes then outstanding shall have the power (in addition to and subject to the powers exercisable by Special Resolution) by instrument in writing to instruct the Trustee to waive the default and/or to annul any declaration and/or demand made by the Trustee pursuant to section 7.2 and the Trustee shall thereupon waive the default and/or annul such declaration and/or demand upon such terms and conditions as such Noteholders may prescribe; and

(b)                                 the Trustee, so long as it has not become bound to institute any proceedings hereunder, shall have power to waive the default if, in the Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefore, and in such event to annul any such declaration and/or demand therefor, made by the Trustee in the exercise of its discretion, upon such terms and conditions as the Trustee may deem advisable, provided, however, that no act or omission of the Trustee or the Noteholders shall extend to or be taken in any manner whatsoever to affect any subsequent default or the rights resulting therefrom. The Trustee may waive or authorize any breach or proposed breach of any of the terms, conditions or provisions of this Indenture or the Notes if, in the opinion of the Trustee, such breach or proposed breach is not materially prejudicial to the interests of the Noteholders.

7.4       Proceedings by the Trustee

Whenever any Event of Default hereunder has occurred and is continuing, but subject to section 7.3 and to the provisions of any Special Resolution:

(a)                                  the Trustee, in the exercise of its discretion and without further notice, may proceed to enforce the rights of the Trustee and the Noteholders by any action, suit, remedy or proceeding authorized or permitted by law or by equity and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders lodged in any bankruptcy, termination or other proceedings relative to VGZ or the Guarantor; and

(b)                                 if so directed by a Special Resolution and, upon being indemnified to its satisfaction as provided in section 12.2, the Trustee shall exercise or take such one or more of such remedies as the Special Resolution may direct or, if such Special Resolution contains no direction, as the Trustee may deem expedient.

No delay or omission of the Trustee or of the Noteholders to exercise any remedy referred to in this paragraph shall impair any such remedy or shall be construed to be a waiver of any default hereunder or acquiescence therein.

VGZ shall be liable to the Trustee for all costs incurred by the Trustee in connection with the enforcement of rights under this Indenture.

No such remedy for the enforcement of the rights of the Trustee or of the Noteholders shall be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

Upon the exercise or taking by the Trustee of any such remedies, whether or not a declaration and demand have been made pursuant to section 7.2, the principal and interest on, if any, all Notes and other moneys payable under section 7.2 shall forthwith become due and payable to the Trustee as though such a declaration and a demand therefor had actually been made.

All rights of action hereunder may be enforced by the Trustee, without the possession of any of the Notes or the production thereof on the trial or other proceedings relative thereto.

7.5       Suits by Noteholders

No Holder of any Note shall have the right to institute any action or proceedings or to exercise any other remedy authorized by this Indenture for the purpose of enforcing any right hereunder or under any Note or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under any bankruptcy legislation or to have VGZ terminated or to file or prove a claim in any liquidation or bankruptcy proceedings, unless a Special Resolution and indemnity referred to in section 12.2 have been tendered to the Trustee and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, any Noteholder acting on behalf of himself and all other Noteholders shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken under section 7.4. No one or more Noteholders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by his or their action, or to enforce any right hereunder or under any Note, except subject to the conditions and in the manner herein provided, and all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Noteholders.

7.6       Application of Moneys Received by Trustee

Except as otherwise herein provided, the moneys arising from any enforcement hereof shall be held in trust by the Trustee and by it applied, together with any other moneys then or thereafter in the hands of the Trustee available for the purpose, as follows:

(a)                                  first, in payment or reimbursement to the Trustee of the remuneration, expenses, disbursements and advances of the Trustee earned, incurred or made in the execution of its obligations and responsibilities hereunder and in the administration or execution of any trusts hereunder or otherwise in relation to this Indenture with interest thereon as herein provided;

(b)                                 thereafter, in or towards payment ratably and proportionately firstly of the principal of the Notes, secondly of the accrued and unpaid interest on the Notes and thirdly of the other moneys payable hereunder, unless the order or priority of payment shall be otherwise directed by Special Resolution and, in that case, in such order or priority as between such principal and interest as may be directed by such Special Resolution; and

(c)                                  lastly, the surplus (if any) of such moneys shall be paid to VGZ or its assigns, unless otherwise required by law.

7.7       Distribution of Proceeds

Payments to Holders pursuant to section 7.6 shall be made as follows:

(a)                                  at least 10 days’ notice of every such payment shall be given in the manner provided in section 14.1 specifying the time when and the place or places where the Notes are to be presented and the amount of the payment and the application thereof as between principal, interest and any other moneys payable hereunder;

(b)                                 payment of any Note shall be made upon presentation thereof at any one of the places specified in such notice, any such Note thereby paid in full shall be surrendered and otherwise such payment shall be recorded by endorsement thereon; but the Trustee may in its discretion (but shall have no obligation to) dispense with presentation and surrender in any special case upon such indemnity being given as it shall deem sufficient;

(c)                                  from and after the date of payment specified in the notice, interest shall accrue only on the amount owing on each Note after giving credit for the amount of the payment specified in such notice, unless such Note be duly presented on or after the date so specified and payment of such amount be not made; and

(d)                                 the Trustee shall not be required to make any interim payment to Noteholders, unless the moneys in its hands, after reserving therefrom such amount as the Trustee may think necessary to provide for the payments mentioned in subsection 7.6(a), exceed 5% of the principal amount of the Notes.

7.8       Trustee Appointed Attorney

VGZ hereby irrevocably appoints the Trustee to be the attorney of VGZ for and in the name and on behalf of VGZ to execute any instrument and do any acts and things which VGZ ought to sign, execute and do hereunder and generally to use the name of VGZ in the exercise of all or any of the powers hereby conferred on the Trustee, with full powers of substitution and revocation.

7.9       Remedies Cumulative

Each and every remedy herein conferred upon or reserved to the Trustee, or upon or to the Noteholders, shall, to the extent permitted by law, be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

7.10     Judgment Against VGZ

VGZ covenants and agrees with the Trustee that, in case of any proceedings to obtain judgment for the principal of or interest on, if any, the Notes, judgment may be rendered against it in favour of the Noteholders hereunder, or in favour of the Trustee, as fondé de pouvoir

(holder of the power of attorney) for all the Noteholders, for any amount which may remain due in respect of the Notes and interest thereon and any other moneys payable by VGZ hereunder and under all documents relating hereto.

8.      SATISFACTION AND DISCHARGE

8.1       Cancellation and Destruction

All Notes shall forthwith after full payment thereof be delivered to the Trustee or to a person appointed by it or by VGZ with the approval of the Trustee and cancelled. The Trustee shall prepare and retain a certificate of such  cancellation and deliver a duplicate thereof to VGZ.

8.2       Non-Presentation of Notes

In case the Holder of any Note should fail to present the same for payment on the date on which the principal thereon or represented thereby becomes payable at maturity or otherwise or should fail to accept payment on account thereof or give such receipt therefor, as may be required by the Trustee:

(a)                                  VGZ shall be entitled to pay to the Trustee and direct it to set aside; or

(b)                                 in respect of moneys in the hands of the Trustee which may or should be applied to the payment of the Notes, VGZ shall be entitled to direct the Trustee to set aside, the principal to be paid without interest to the Holder of such Note, upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal and interest payable on or represented by each Note in respect whereof such moneys have been set aside shall be deemed to have been paid and the Holder thereof shall thereafter have no right in respect thereof, except that of receiving payment of the moneys so set aside by the Trustee upon due presentation and surrender thereof, subject always to the provisions of section 8.3.

8.3       Repayment of Unclaimed Moneys to VGZ

Any moneys in the hands of the Trustee and set aside under section 8.2 and not claimed by and paid or delivered as provided in section 8.2 to Holders of Notes within three (3) years after the date of such setting aside shall be repaid to VGZ by the Trustee on demand or otherwise as required by the provisions of applicable laws of public order, and thereupon the Trustee shall be released from all further liability with respect to such moneys and thereafter the Holders of the Notes in respect of which such moneys were so repaid or delivered to VGZ shall have no rights in respect thereof, except to obtain payment of the moneys due thereon from VGZ up to the fifth anniversary of the date hereof.

8.4       Release from Covenants

Upon Written Request and proof being given to the reasonable satisfaction of the Trustee that the principal of all the Notes and interest thereon, if any, and other moneys payable hereunder have been paid or satisfied, or that all the outstanding Notes having matured, such payments have been duly and effectually provided for by payment to the Trustee or otherwise and upon payment of all costs, charges and expenses properly incurred by the Trustee in relation to these presents and all documents relating hereto, and all interest thereon, and the remuneration of the Trustee, or upon provision satisfactory to the Trustee being made therefor, the Trustee shall, at the request and at the expense of VGZ, execute and deliver to VGZ and the Guarantor such deeds or other instruments as shall be requisite to release VGZ and the Guarantor from the terms of the Indenture and Notes, except those terms of the Indenture relating to the indemnification of the Trustee.

9.      CONSOLIDATION, MERGER, CONVEYANCE  OR TRANSFER

9.1       Certain Requirements in Respect of Merger, etc.

VGZ shall not enter into any transaction (whether by way of merger, consolidation, reorganization, lease, sale, conveyance, transfer, or otherwise) whereby all or substantially all of its undertaking or assets would become the property of any other person as long as any Notes are outstanding, unless:

(a)                                  such other person (herein called the “Successor”) is a trust, partnership or corporation constituted under the laws of a province of Canada or the laws of Canada;

(b)                                 the Successor executes, prior to the consummation of such transaction, such indenture supplemental hereto and other instruments (if any) as are satisfactory to the Trustee and in the opinion of Counsel necessary or advisable to evidence the assumption by the Successor of the liability for the due and punctual payment of all the Notes and the interest thereon, if any, and all other moneys payable hereunder and the covenant of such Successor to pay the same and its agreement to observe and perform all the covenants and obligations of VGZ under this Indenture and Notes;

(c)                                  such transaction is to the satisfaction of the Trustee and in the opinion of Counsel upon such terms as substantially to preserve and not to impair any of the rights and powers of the Trustee and of the Noteholders hereunder; and

(d)                                 at the time of or immediately after the consummation of such transaction, no condition or event shall exist which constitutes or which would, after the lapse of time or giving of notice or both, constitute an Event of Default hereunder.

9.2       Vesting of Powers in Successor

Upon satisfaction of the conditions of section 9.1, the Successor shall succeed to and be substituted for VGZ with the same effect as if the Successor had been named herein and the Successor shall possess and from time to time may exercise each and every right and power of VGZ under this Indenture in the name of VGZ or otherwise and any act or proceeding by any provisions of this Indenture required to be done or performed by any trustees or officers of VGZ may be done and performed with like force and effect by the like trustees (if any), directors (if any) or officers of such Successor.

9.3       Execution of Supplemental Indenture

Upon being satisfied that the conditions of section 9.1 have been duly observed and performed, the Trustee shall execute any supplemental indenture required, as provided in Article 11.

10.    MEETINGS OF NOTEHOLDERS

10.1     Right to Convene Meeting

The Trustee shall have power at any time to call meetings of the Noteholders at such time and place as the Trustee may determine. Noteholders may, by Noteholders’ Request or Written Request, respectively, requisition the Trustee to call a meeting of the Noteholders for the purposes stated in the requisition. The requisition shall state in reasonable detail the business to be transacted at the meeting and shall be sent to the Trustee at the Corporate Trust Office. Upon receiving the requisition, the Trustee shall call a meeting of Noteholders to transact the business referred to in the requisition, unless:

(a)                                  a record date for a meeting of the Noteholders has been fixed;

(b)                                 the Trustee has called a meeting of the Noteholders and has given notice thereof pursuant to section 10.2; or

(c)                                  in connection with the business as stated in the requisition the requisition is not submitted to the Trustee at least ninety (90) days before the date of the next scheduled meeting, if any, of the Noteholders.

If the Trustee does not within 21 days after receiving the requisition call a meeting, any Noteholders who signed the requisition may call the meeting in accordance with the provisions of sections 10.2 and 10.9, mutatis mutandis. If there shall be no Trustee, VGZ shall promptly appoint a successor Trustee in the manner provided in section 12.9.

10.2     Notice of Meeting of Noteholders

Notice of all meetings of the Noteholders shall be mailed or delivered by the Trustee to each Noteholder and VGZ in the manner provided in section 14.1 and to the auditors of VGZ not less than 21 nor more than 50 days (or within such other delays as required by law) before the meeting but may be waived in writing by any Noteholders either before or after such meeting. The attendance of a Noteholder at a meeting shall constitute a waiver of notice of such meeting except where a Noteholder attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Notice of any meeting of the Noteholders shall state the purposes of the meeting.

10.3     Quorum

A quorum for any meeting of Noteholders shall be individuals present not being less than two in number and being Noteholders or representing by proxy Noteholders who hold in the aggregate not less than 25% in principal amount of the Notes then outstanding.

If a quorum of the Noteholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if convened by the Noteholders on a Noteholders’ Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a business day in the place where the meeting is to be held, in which case it shall be adjourned to the next following business day in such place) at the same time and place. At the adjourned meeting, the Noteholders present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not represent 25% of the principal amount of the Notes then outstanding.

10.4     Chairman

An individual, who need not be a Noteholder, nominated in writing by the Trustee shall be chairman of the meeting and if no individual is so nominated, or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Noteholders present in person or by proxy shall choose an individual present to be chairman.

10.5     Power to Adjourn

The chairman of any meeting at which a quorum of the Noteholders is present may with the consent of the Holders of a majority in principal amount of Notes represented thereat and voting thereon adjourn any such meeting and no notice of such adjournment need be given, except such notice (if any) as the meeting may prescribe.

10.6     Show of Hands

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands, except that a vote on any Special Resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is required or duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

10.7     Poll

On every Special Resolution, and on any other question submitted to a meeting when demanded, after a vote by a show of hands, by the chairman or by one or more of the Noteholders acting in person or by proxy and holding at least 5% of the principal amount of the Notes then outstanding, a poll shall be taken in such manner as the chairman shall direct. Questions other than Special Resolutions shall be decided by the votes of the Holders of a majority of the principal amount of the Notes represented at the meeting who voted on the poll.

10.8     Voting

Holders of Notes may attend and vote at all meetings of the Noteholders either in person or by proxy. On a show of hands every individual who is present and entitled to vote, whether as a Noteholder or as proxy for one or more absent Noteholders, or both, shall have one vote. On a poll, each Noteholder present in person or represented by proxy shall be entitled to one vote in respect of each $1,000 principal amount of Notes of which he shall be a Holder. The chairman of any such meeting shall not have a second or casting vote.

10.9     Record Dates

For the purpose of determining the Noteholders who are entitled to receive notice of and vote at any meeting or any adjournment thereof, or for the purpose of any other action, the Trustee may from time to time, without notice to Noteholders, close the transfer books for such period, not exceeding 30 days, as the Trustee may determine; or with or without closing the transfer books the Trustee may fix a date not more than 60 days prior to the date of any meeting of the Noteholders or other action as a record date for the determination of Noteholders entitled to receive notice of and to vote at such meeting or any adjournment thereof or to be treated as Noteholders of record for purposes of such other action, as the case may be, and any Noteholder who was a Noteholder at the time so fixed shall be entitled to receive notice of and vote at such meeting or any adjournment thereof, even though he has since that date disposed of his Notes, and no person who becomes a Noteholder after that date shall be entitled to receive notice of and vote at such meeting or any adjournment thereof or to be treated as a Noteholder of record for purposes of such other action.

10.10  Proxies

Whenever the vote or consent of Noteholders is required or permitted under this Indenture, such vote or consent may be given either directly by the Noteholder or by a proxy in such form as is acceptable to the Trustee acting reasonably. A Noteholder may appoint a maximum of five proxyholders to act singly, jointly, unanimously, in succession or in the alternative.  A proxyholder need not be a Noteholder. The Trustee may solicit such proxies from the Noteholders or any of them in any matter requiring or permitting the Noteholders’ vote, approval or consent in such manner as may be required by applicable law.

The Trustee may adopt, amend or repeal such rules relating to the appointment of proxyholders and the solicitation, execution, validity, revocation and deposit of proxies, as it in its discretion from time to time determines.

10.11  Resolution in Lieu of Meeting

A resolution signed in writing by Noteholders holding a proportion of the principal amount of the aggregate principal amount of all outstanding Notes equal to the proportion of the principal amount of Notes required to vote in favour thereof at a meeting of Noteholders to approve that resolution is as valid as if it had been passed at a duly called meeting of Noteholders.

10.12  VGZ and Trustee may be Represented

The officers of VGZ and the Trustee, by their respective representatives, and with their respective advisers, may attend any meeting of the Noteholders but shall have no vote as such.

10.13  Powers Exercisable by Special Resolution

In addition to all other powers stated in this Indenture to be exercisable by Special Resolution and all other powers conferred by law, a meeting of the Noteholders shall have the following powers exercisable from time to time by Special Resolution:

(a)                                 power to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Noteholders or the Trustee (subject to the approval of the Trustee) against VGZ, whether such rights arise under this Indenture, the Notes or otherwise and to authorize the Trustee to concur in and to execute any deed or instrument supplemental hereto or thereto embodying any such modification, abrogation, alteration, compromise or arrangement, provided that any such modification, abrogation, alteration, compromise or arrangement shall have been agreed to by VGZ;

(b)                                power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture, the Notes or otherwise in any manner specified in such Special Resolution or to refrain from exercising any such power, right, remedy or authority;

(c)                                 power to waive and direct the Trustee to waive any default on the part of VGZ or the Guarantor in complying with any provision of this Indenture, the Notes or any other document relating hereto or thereto, or to annul and to direct the Trustee to annul any declaration in respect of such default made by the Trustee pursuant to section 7.2 either unconditionally or upon any conditions specified in such Special Resolution;

(d)                                power, with the approval of VGZ, to sanction the exchange of Notes for any other securities or obligations of VGZ or any other person;

(e)                               power to restrain any Noteholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment by VGZ of principal or interest or for the execution of any trust or power under this Indenture, the Notes or any other document relating hereto or thereto or for the appointment of a liquidator or a receiver or a trustee in bankruptcy or for any other remedy hereunder or thereunder;

(f)                                   power to direct any Noteholder who, as such, has brought any suit, action or proceeding, to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by section 7.5, of the costs, charges and expenses reasonably and properly incurred by such Noteholder in connection therewith;

(g)                                power to sanction any scheme for the reconstruction or reorganization of VGZ or for the consolidation or merger of VGZ with any other person or for the sale, leasing, transfer or other disposition of the undertaking, property and assets of VGZ or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of section 9.1 shall have been complied with;

(h)                                power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any securities of VGZ;

(i)                                    power to amend, alter or repeal any Special Resolution previously passed or sanctioned by the Noteholders;

(j)                                    power to appoint and remove a committee to consult with the Trustee and to delegate to such committee (subject to such limitations, if any, as may be prescribed in such Special Resolution) all or any of the powers which the Noteholders could exercise by Special Resolution under this section 10.13. The Special Resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the Special Resolution appointing it, and the members need not be themselves Noteholders. Subject to the Special Resolution appointing it, every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number, the manner in which it may act and its procedure generally and such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by a majority of the members thereof or the number of members thereof necessary to constitute a quorum, whichever is the greater. All acts of any such committee within the authority delegated to it shall be binding upon all Noteholders. Neither such committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken in good faith;

(k)                                 power to remove the Trustee and appoint a new Trustee; and

(l)                                    power to authorize the Trustee to grant extensions of time for payment of any principal or interest on the Notes, whether or not the principal or interest, the payment of which is extended, is at the time due or overdue.

Notwithstanding paragraphs (a) to (l) above, no resolution shall modify, abrogate, alter, compromise, arrange or otherwise affect the rights of the Trustee hereunder without the Trustee’s written consent, such consent not to be unreasonably withheld.

10.14    Meaning of “Special Resolution”

The expression “Special Resolution” when used in this Indenture means, subject to section 10.11 provided, a resolution proposed at a meeting of Noteholders duly convened for the purpose of passing a Special Resolution and held in accordance with the provisions in this Article 10 at which, subject as hereinafter provided, the Holders of at least 51% of the principal amount of the Notes then outstanding are present in person or represented by proxy and passed by the favourable votes of the Holders of not less than 51% of the principal amount of Notes represented at the meeting and voted on a poll upon such resolution.

If, at any such meeting called for the purpose of passing a Special Resolution, the Holders of at least 51% of the principal amount of the Notes are not present in person or represented by proxy within 30 minutes after the time appointed for the meeting, then the meeting if convened by Noteholders on a Noteholders’ Request, shall be dissolved, but in any other case it shall stand adjourned to such date, being not less than 14 nor more than 21 days later, and to such place and time as may be appointed by the chairman. Not less than 7 days’ notice shall be given of the time and place of such adjourned meeting in the manner provided in section 14.1. Such notice shall state that at the adjourned meeting, the Noteholders present in person or represented by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting, the Noteholders present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in the preceding paragraph shall be a Special Resolution within the meaning of this Indenture, notwithstanding that the Holders of at least 51% of the principal amount of the Notes then outstanding are not present in person or represented by proxy at such adjourned meeting.

10.15    Minutes

Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of VGZ, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, shall constitute prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made and signed as aforesaid, shall be deemed to have been duly held and convened and all resolutions passed or proceedings had thereat to have been duly passed and had.

10.16    Effect of Resolutions

Every resolution and every Special Resolution passed in accordance with the provisions of this Article 10 at a meeting of Noteholders shall be binding upon all the Noteholders, whether present at or absent from such meeting, and every instrument in writing signed by the Noteholders in accordance with section 10.11 shall be binding upon all the Noteholders, whether signatories thereto or not, and each and every Noteholder and the Trustee (subject to any provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Special Resolution and instrument in writing. Unless the Trustee agrees otherwise, notice of the passing of every resolution and every Special Resolution shall be given to the Noteholders in the manner provided in section 14.1.

11.            SUPPLEMENTAL INDENTURES

11.1              Provision for Supplemental Indentures for Certain Purposes

From time to time VGZ and the Trustee may, without any further approval or consent of the Noteholders (subject to the provisions of this Indenture), and they shall, when so required by the provisions hereof, execute and deliver indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)                                 evidencing the succession of Successors and the covenants of and obligations assumed by such Successors in accordance with the provisions of Article 9;

(b)                                giving effect to any Special Resolution passed as provided in Article 10;

(c)                                  adding to the provisions hereof such additional covenants, enforcement provisions, release provisions and other provisions as, in the opinion of Counsel, are necessary or advisable, provided that, in the opinion of the Trustee, the same are not prejudicial to the legal rights of the Noteholders;

(d)                                 making any modification of any of the provisions of this Indenture or the Notes which is of a formal, minor or technical nature;

(e)                                  making any additions to, deletions from or alterations of the provisions of this Indenture (including any of the terms and conditions of the Notes) which in the opinion of the Trustee are not prejudicial to the interests of the Noteholders and which are necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to this Indenture;

(f)                                    adding to or altering the provisions hereof in respect of the transfer of Notes, including provision for the exchange of Notes of different denominations and making any modification in the form of the Notes which does not affect the substance thereof and which, in the opinion of the Trustee, is not prejudicial to the interests of the Noteholders;

(g)                                 correcting or rectifying any ambiguities, defective provisions, errors or omissions herein, provided that, in the opinion of the Trustee, the rights of the Trustee and the Noteholders are not materially prejudiced thereby; and

(h)                                 any other purpose not inconsistent with the terms of this Indenture provided that, in the opinion of the Trustee, the rights of the Trustee and of the Noteholders are not materially prejudiced thereby.

11.2              Binding Effect of Modifications

Every modification, addition, deletion, alteration, correction or rectification to, from or of the provisions hereof shall bind the Noteholders and notice thereof shall be given as soon as practicable in accordance with section 14.1, unless the Trustee agrees otherwise.

12.            CONCERNING THE TRUSTEE

12.1              Conditions Precedent to Trustee’s Obligation to Act

The Trustee shall not be bound to give any notice or do or take any act, action or proceeding in virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof. Nor, subject to any default which may come to the attention of the Trustee by virtue of VGZ’s compliance with subsection 6.1(c), shall the Trustee be required to take notice of any default hereunder, other than in payment of any moneys required by any provision hereof to be paid to it, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee, and in the absence of any such notice the Trustee may for all purposes of this Indenture conclusively assume that VGZ is not in default hereunder and that no default has been made with respect to the payment of principal or interest on the Notes or in the observance or performance of any of the covenants, agreements or conditions contained herein.

Any such notice or requisition shall in no way limit any discretion herein given to the Trustee to determine whether or not the Trustee shall take action with respect to any default or take action without any such requisition.

12.2              Requirement for Funds and Indemnity

The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any right of the Trustee or the Noteholders hereunder shall be conditional upon the Noteholders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee and its officers, directors and employees against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Noteholders at whose instance it is acting to deposit with the Trustee the Notes held by them, for which Notes the Trustee shall issue receipts.

12.3              Evidence

Whenever it is provided in this Indenture, with reference to any application to the Trustee for the authentication and delivery of Notes or other action hereunder, that VGZ shall deposit with the Trustee resolutions, certificates, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith at the time of the granting of such application (or on the effective date of any such certificate or report, as the case may be) of the facts and opinions stated in all documents so deposited shall, in each and every such case, be conditions precedent to the right of VGZ to have such application granted. The Trustee may rely and shall be protected in acting upon any such documents deposited with it in purported compliance with any such provision or of any other purpose hereof, but may in its discretion require further evidence before acting or relying thereon.

The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, or other paper or document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

12.4              Experts and Advisers

The Trustee may employ or retain such Counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder, and shall not be responsible for any misconduct on the part of any of them.  VGZ shall advance or otherwise pay to Trustee upon receipt of the requisite invoices, the funds required to pay for the services contemplated under this section 12.4.  The Trustee shall not be required to advance fees and expenses out of pocket and then seek reimbursement.

The Trustee may act, or not act, and shall be protected in acting, or not acting, in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser or other expert or adviser, whether retained or employed by VGZ or by the Trustee, in relation to any matter arising in the administration of the trusts hereunder and the fulfilment of its obligations and the exercise of its rights hereunder.

12.5              Documents, Moneys, etc. Held by Trustee

Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed by the Trustee in any of the following: (a)  the deposit vaults of the Trustee, (b) any money market or mutual funds registered under the Investment Company Act of 1940, (c) commercial paper (having original maturities of not more than 270 days) of any corporation which on the date of acquisition has been rated by any nationally recognized statistical rating organization in its highest short-term unsecured debt rating category available, or (d) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States.   All interest or other income received by the Trustee in respect of such deposits and investments shall belong to VGZ and be remitted to VGZ or in accordance with the provisions of applicable laws of public order, three (3) years from the earlier of (i) the Maturity Date or (ii) the date of such conversion  or Redemption Date of the Notes in respect of which such moneys were held by the Trustee, unless an Event of Default shall have occurred and be continuing, in which case all such interest and income shall be held by the Trustee and applied in accordance with section 7.6.

12.6              Action by Trustee to Protect Interests

The Trustee shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect and enforce its interests and the interests of the Noteholders.

12.7              Trustee not Required to give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of this Indenture.

12.8              Protection of Trustee

By way of supplement to the provisions of any law for the time being relating to trustees:

(a)                                  the Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture, in the Notes or in any other document relating hereto or thereto (except the representation contained in section 12.1 and in the certificate of the Trustee on the Notes) or required to verify the same, but any such statements or recitals are and shall be deemed to be made by VGZ;

(b)                                 nothing herein contained shall impose any obligation on the Trustee to see to or require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto or thereto;

(c)                                  the Trustee shall not be bound to give to any person notice of the execution hereof;

(d)                                 the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of VGZ of any of the covenants contained in this Indenture or in any other document relating hereto or thereto or of any acts of the agents or servants of VGZ or the Guarantor; and

(e)                                  VGZ hereby indemnifies and saves harmless the Trustee and its officers, directors,  employees and agents from and against any and all liabilities, losses, costs, claims, actions or demands whatsoever which may be brought against the Trustee or which it may suffer or incur as a result or arising out of the performance of its duties and obligations hereunder (including without limitation the fees and disbursements of any advisers and legal counsel it may retain), save only in the event of gross negligence or wilful misconduct of the Trustee or any of its officers, directors, employees or agents. This indemnification shall survive the termination of this Indenture or the resignation or removal of the Trustee.

12.9              Replacement of Trustee

The Trustee may resign and be discharged from all further duties and liabilities hereunder by giving to VGZ not less than 60 days’ notice in writing or such shorter notice as VGZ may accept as sufficient. The Noteholders, by Special Resolution, shall have power at any time to remove the Trustee and to appoint a new trustee. In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, VGZ shall forthwith appoint a new trustee unless a new trustee has already been appointed by the Noteholders; failing such appointment by VGZ, the retiring Trustee or any Noteholder may apply to the Ontario Superior Court (District of Toronto), on such notice as the Court may direct, for the appointment of a new trustee; but any new trustee so appointed by VGZ or by the Court shall be subject to removal as aforesaid by the Noteholders. Any new trustee appointed under these provisions must be a corporation authorized to carry on the business of a trust company in the Province of Ontario and the Province of British Columbia.  On any new appointment, the new trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee without any further assurance, conveyance, act or deed, but there shall be immediately executed, at the expense of VGZ, all such conveyances or other instruments as may, in the opinion of Counsel, be necessary or advisable for the purpose of assuring the same to the new trustee. At the request of VGZ or the new trustee, the retiring Trustee, upon payment of the amounts, if any, due to it pursuant to section 6.2, shall duly assign, transfer and deliver to the new trustee all property and money held and all records kept by the retiring Trustee hereunder or in connection herewith.

Any corporation into which the Trustee may be merged or with which it may be consolidated or amalgamated or any corporation resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party, shall be the successor trustee under this Indenture without the execution of any instrument or any further act.

12.10       Trustee Not Bound to Act

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 Business Days’ written notice to VGZ, or any shorter period of time as agreed to by the parties, notwithstanding the provisions of section 12.9 of this Indenture, provided that (i) the Trustee’s written notice shall describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to the Trustee’s satisfaction within such notification period, then such resignation shall not be effective.

12.11       Conflict of Interest

The Trustee represents to VGZ that at the time of the execution and delivery hereof no material conflict of interest exists in the Trustee’s role as a fiduciary hereunder and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after ascertaining that it has such material conflict of interest, either eliminate same or resign its trust hereunder.

Subject to the preceding paragraph, the Trustee, in its personal or any other capacity, may buy, lend upon and deal in securities of VGZ and generally may contract and enter into business transactions with VGZ or any of its Affiliates without being liable to account for any profit made thereby.

12.12       Delegation of Powers

The Trustee may delegate to any person the performance of any of the trusts and powers vested in it by this Indenture and any such delegation may be made upon such terms and conditions and subject to such regulations as the Trustee may think to be in the interests of the Noteholders.

12.13       Acceptance of Trust

The Trustee hereby accepts any and all trusts created or constituted for the purposes of such sections, agrees to perform the same upon the terms and conditions herein set forth and in acting as Trustee hereunder shall not be subject to any personal liability for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses against or with respect to this Indenture and the trusts established hereunder.

12.14       Privacy Issues

The parties acknowledge that the Trustee may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a)                                  to provide the services required under this agreement and other services that may be requested from time to time;

(b)                                 to help the Trustee manage its servicing relationships with such individuals;

(c)                                  to meet the Trustee’s legal and regulatory requirements; and

(d)                                 if Social Insurance Numbers or Social Security Numbers are collected by the Trustee, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

Each party acknowledges and agrees that the Trustee may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this Indenture for the purposes described above and, generally, in the manner and on the terms described in its privacy code, which code the Trustee shall make available on its website or upon request, including revisions thereto.  Each party hereto further acknowledges and agrees that all personal information contemplated by this section that is collected or received by Trustee will be kept at the Corporate Trust Office, and may be subject to access or review by any relevant governmental authority in compliance with applicable laws.  Further, each party agrees that it shall not provide or cause to be provided to the Trustee any personal information relating to an individual who is not a party to this Indenture unless that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

12.15       Environmental Indemnity

VGZ shall indemnify the Trustee, its directors, officers, employees, and agents, and all of their successors and assigns (collectively the “Indemnified Parties”) against any loss (other than a loss of profit), expense, claim, liability or asserted liability (including strict liability) and including costs and expenses of abatement and remediation of spills or releases of contaminants and including liabilities of the Indemnified Parties to third parties (including governmental agencies) in respect of bodily injuries, property damage, damage to or impairment of the environment or any other injury or damage and including liabilities of the Indemnified Parties to third parties for the third parties’ foreseeable and unforeseeable consequential damages incurred as a result of: (i) the exercise by the Trustee of any rights hereunder; which result from or relate, directly or indirectly, to: (ii) the presence or release of any contaminants, by any means or for any reason, on the Pledged Assets, whether or not release or presence of the contaminants was under control, care or management of VGZ or of a previous owner, or of a tenant; or (iii) the breach or alleged breach of any environmental laws, including, without limitation, those laws applicable in Mexico, by VGZ.  For the purposes of this section 12.15, “liability” shall include (i) liability of an Indemnified Party for costs and expenses of abatement and remediation of spills and releases of contaminants, (ii) liability of an Indemnified Party to a third party to reimburse the third party for bodily injuries, property damages and other injuries or damages which the third party suffers, including (to the extent, if any, that the Indemnified

Party is liable therefor) foreseeable and unforeseeable consequential damages suffered by the third party and (iii) liability of the Indemnified Party for damage to or impairment of the environment.  In no event shall VGZ be liable to indemnify an Indemnified Party against any loss, expense, claims, liability or asserted liability to the extent resulting from the gross negligence or wilful misconduct of the Indemnified Party.

13.            GUARANTEE

13.1              Guarantee

The Guarantor hereby absolutely, unconditionally and irrevocably guarantees (the “Guarantee”) to each Noteholder and to the Trustee and their respective successors, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of VGZ to the Noteholders or the Trustee hereunder or thereunder, that: (a) the principal of, interest on, and any additional amounts, if any, with respect to the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest on, or additional amounts, if any, with respect to the Notes, and (b) all other obligations of VGZ to the Noteholders or the Trustee hereunder or under the Notes (including amounts due the Trustee) and all other obligations of VGZ to the Noteholders or the Trustee hereunder or under the Notes, or any other document relating hereto or thereto (including fees, expenses or other), will be promptly paid in full or performed, all in accordance with the terms hereof and thereof.  Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of VGZ to the Noteholders, for whatever reason, the Guarantor will be obligated to pay, or to perform or cause the performance of, the same immediately.

An Event of Default shall constitute an event of default under this Guarantee, and shall entitle the Noteholders or the Trustee to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the obligations of VGZ.  The Guarantor further agrees that, as between it, on the one hand, and the Noteholders and the Trustee, on the other hand, (a) subject to this Article 13, the maturity of the obligations guaranteed hereby may be accelerated as provided herein for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such guaranteed obligations as provided herein, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the loss or diminution of capacity of VGZ, any change in the name of VGZ, the acquisition of the business of VGZ by another person, any change whatsoever in the objects, capital structure or constitution of VGZ, the amalgamation of VGZ or its business with any other person or with the business of any such other person, the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against VGZ, any action to enforce the same, whether or not a guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  The Guarantor hereby waives the benefit of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of VGZ, any right to require a proceeding first against VGZ, protest, notice and all demands whatsoever  This Guarantee is a guarantee of payment and not of collection.  No settlement or discharge of the obligations guaranteed pursuant to this Guarantee shall be effective if any payment by VGZ in respect of such guaranteed obligations is avoided, affected or reduced including by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar or other laws of general application from time to time, and if such payment is so avoided, affected or reduced, the Trustee and the Noteholders shall be entitled to recover the amount of such payment as if such settlement or discharge had not occurred and this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

The Trustee and the Noteholders, without thereby releasing the Guarantor, in whole or in part, under this Guarantee, may, in accordance with this Indenture, grant extensions of time, renewals, postponements and releases; they may also (i) take and give up Liens or guarantees or abandon same, in whole or in part, (ii) abstain from taking, perfecting, registering, publishing, renewing or enforcing any Lien or guarantee, (iii) accept arrangements or otherwise deal with the Company and others including any other guarantor, (iv) dispose of any Lien or guarantee and (v) amend, terminate, waive or otherwise modify any provision of this Indenture, the Notes or this Guarantee.

The obligations of the Guarantor hereunder will constitute and be continuing obligations and will apply to and secure any ultimate balance due or remaining due in respect of the obligations guaranteed pursuant to this Guarantee and will not be considered as wholly or partially satisfied by the payment or liquidation at any time of any sum of money for the time being due or remaining unpaid.  The only circumstance where the Guarantor will be automatically released from its obligations hereunder is the case where the Guarantor is no longer required by the terms of the Indenture to maintain its Guarantee hereunder.

This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against VGZ for liquidation or reorganization, should VGZ become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of VGZ’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any such payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

All payments due to the Trustee or the Noteholders pursuant to the terms of this Guarantee or all other provisions, conditions, covenants and agreements to be observed and executed by the Guarantor shall be made, observed and executed by the Guarantor without any reduction whatsoever including all reductions resulting from any means of defence, right of action, right of set-off or compensation or from a reconventional demand of whatever nature, which the Guarantor has at any time against the Trustee or the Noteholders, in connection with this Guarantee, the Indenture, the Notes or otherwise.

The Trustee and the Noteholders shall not be bound to exhaust their recourse against VGZ or the Guarantor or under any other Lien or guarantee before being entitled to payment from the Guarantor under this Guarantee.  The Guarantor hereby irrevocably renounces the benefits of discussion and division.

Notwithstanding anything contained herein to the contrary, the Guarantor shall, under this Guarantee, only be liable, directly or indirectly, for the maximum amount that can be guaranteed by the Guarantor without contravening the provisions of applicable law.

No shareholder, officer, director, employee or incorporator, past, present or future, of the Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such shareholder, officer, director, employee or incorporator.

The Guarantor agrees, at its expense and upon the written request of the Trustee, to do all such things and to execute and deliver to the Trustee and the Noteholders, from time to time, any such additional instruments or documents considered necessary by the Trustee to cause the Guarantee of the Guarantor to be, become or remain valid and effective in accordance with the terms of this Article 13, or to otherwise give full force and effect to the terms of this Article 13.

13.2              Subordination of Claims and Postponement of Subordination

The Guarantor hereby subordinates all its claims, whether present or future, against VGZ to the obligations guaranteed pursuant to this Guarantee, so as to enable the Trustee and the Noteholders, in all circumstances, to be fully paid such guaranteed obligations in priority over such claims of the Guarantor.

The Guarantor hereby absolutely, unconditionally and irrevocably agrees to refrain, until the obligations guaranteed pursuant to this Guarantee shall have been fully and indefeasibly paid and performed and until the Trustee and the Noteholders shall have received the entire amount of their claims in connection with such guaranteed obligations, from exercising any right which it may now or hereafter acquire against VGZ that arises from the existence, payment, performance or enforcement of the Guarantor’s obligations under this Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against VGZ, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from VGZ, directly or indirectly, in cash or other property or by set-off or compensation or in any other manner, payment or Lien on account of such claim or other rights.

If any amount shall be paid to the Guarantor in violation of any of the preceding subparagraphs of this section 13.2 and the obligations guaranteed pursuant to this Guarantee shall not have been fully and indefeasibly paid and performed, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and shall be held in trust for the benefit of, the Noteholders, and shall forthwith be paid to the Trustee for the benefit of such Noteholders, to be credited and applied upon such guaranteed obligations, whether matured or unmatured, in accordance with the terms of this Indenture.

The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the subordination and postponement set forth in this section 13.2 are knowingly made in contemplation of such benefits.

14.

MISCELLANEOUS

14.1

Manner of Giving Notice

Any notice required or permitted by the provisions of this Indenture to be given to a Noteholder, the Trustee or VGZ shall be deemed conclusively to have been made if given either by hand delivery or by prepaid first class mail addressed:

(a)                                  in the case of the Noteholders, at their addresses shown on the register kept by the Trustee pursuant to section 2.9;

(b)                                 in the case of the Trustee, as follows:

HSBC BANK USA, N.A.
Corporate Trust & Loan Agency
452 Fifth Avenue
New York, NY 10016
Attention:              International Finance Unit
Telecopier :           (212) 525-1300

(c)                                  in the case of the Collateral Agent, as follows:

HSBC MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC, DIVISIÓN FIDUCIARIA
Reforma 355, Anexo B, Diso 8
Col. Cuauhtémoc, CP. 06500
Mexico, D.F.

Attention:          Hector Loyo           / Samantha Barquera / Mariana Vasquez Mellado
Telecopier:        (5255) 5721-6049 /         5721-5231       /               5721-2943

(d)                                 in the case of VGZ, as follows:

VISTA GOLD CORP.
7961 Shaffer Parkway
Suite 5

Littleton, CO   80127  U.S.A.

Attention:              President
Telecopier:            (720) 981-1186

With a copy to:

BORDEN LADNER GERVAIS  LLP
1200 Waterfront Centre

200 Burrard Street

P.O. Box 48600

Vancouver, BC  Canada   V7X 1T2

Attention :             G. Eric Doherty
Telecopier :           (604) 687-1415

(e)                                  in the case of the Guarantor, as follows:

MINERA PAREDONES AMARILLOS S.A. DE C.V.
Sonora No. 760

Col Pueblo Nuevo

23060 La Paz, B.C.S., Mexico

Attention:              General Manager
Telecopier:            •

provided that if there is a general discontinuance of postal service due to strike, lockout or otherwise, such notice may be given by publication twice in the Report on Business section of the National Edition of The Globe and Mail or a similar section of any other newspaper having national circulation in Canada; provided further that if there is no such newspaper having national circulation, then by publishing twice in the business section of a newspaper in the city where the Corporate Trust Office is maintained. Any notice so given shall be deemed to have been given on the day of hand delivery or the day following that on which the notice was mailed or, in the case of notice being given by publication, after publishing such notice twice in the designated newspaper or newspapers. In proving notice was mailed, it shall be sufficient to prove that such notice was properly addressed, stamped and mailed. Notice to any one of several joint Holders of Notes shall be deemed effective notice to the other joint Holders. Any notice sent by mail to or left at the address of a Noteholder pursuant to this section shall, notwithstanding the death or bankruptcy of such Noteholder, and whether or not the Trustee has notice of such death or bankruptcy, be deemed to have been fully given and shall be deemed sufficient notice to all persons having an interest in the Notes concerned.

14.2  Day not a Business Day

In the event that any day on which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

14.3  Execution and Effect of Restated Indenture

Subject to Article 11, a restated Indenture, setting forth the terms of this Indenture, as amended to the time of execution, may be executed at any time or from time to time by the Trustee and such restated Indenture as so executed shall thereafter be effective and may thereafter be referred to in lieu of the original Indenture as so amended; provided, however, that no such execution of a restated Indenture shall be deemed to constitute a termination of this Indenture or the trusts constituted hereunder.

14.4  Consolidations

The Trustee may prepare consolidated copies of this Indenture as it may from time to time be amended or amended and restated and may certify the same to be a true consolidated copy of this Indenture, as amended or amended and restated.

14.5  Counterparts

This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart and notwithstanding their date of execution shall be deemed to be dated the date of this Indenture.

14.6  Severability

The provisions of this Indenture are severable and if any provisions are in conflict with any applicable law, the conflicting provisions shall be deemed never to have constituted a part of this Indenture and shall not affect or impair any of the remaining provisions thereof. If any provision of this Indenture shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Indenture in any jurisdiction.

14.7  Headings for Reference Only and Preamble

The headings preceding the Articles and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Indenture. The preamble and recitals hereto (and all definitions therein contained) shall form an integral part of this Indenture.

14.8  Successors and Assigns

The provisions of this Indenture shall enure to the benefit of, and be binding upon, the parties and their respective successors and assigns.

14.9  Time of the Essence

Time shall be of the essence of this Indenture.

14.10 Governing Law

This Indenture and the Notes shall be interpreted and governed by, take effect and be construed exclusively in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. Any and all disputes arising under this Indenture, whether as to interpretation, performance or otherwise, shall be subject to the exclusive jurisdiction of the courts of the Province of British Columbia and the parties hereto hereby irrevocably attorn, and each Noteholder shall be deemed to hereby irrevocably attorn, to the exclusive jurisdiction of the courts of such province.

14.11 Entire Agreement

This Indenture and all documents contemplated by or delivered under or in connection with this Indenture, constitute the entire agreement between the parties with respect to the subject matter and supersede all prior agreements, negotiations, discussions, undertakings, representations, warranties and undertakings, whether written or verbal.

IN WITNESS WHEREOF each of the parties has caused these presents to be executed as of the date indicated on the first page of this Indenture.

VISTA GOLD CORP.

Per:
Name:
Title:

MINERA PAREDONES AMARILLOS S.A. DE C.V.

Per:
Name:
Title:

HSBC BANK USA N.A.

Per:
Name:
Title:

Per:
Name:
Title:

HSBC MÉXICO, S.A. DE C.V., INSTITUCIÓN
DE BANCA MÚLTIPLE, GRUPO
FINANCIERO HSBC, DIVISIÓN FIDUCIARIA

Per:
	Name:	Mariana Vazquez Mellado
Floresvillar
	Title:	Attorney In Fact

Per:
Name:
Title:

SCHEDULE “A”

To the Secured Note Indenture between Vista Gold Corp. and HSBC Bank USA N.A. providing for the issue of Senior Secured Notes of Vista Gold Corp.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE <INSERT DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER CLOSING DATE>.

THE SECURITIES, AND THE SECURITIES ISSUABLE UPON CONVERSION THEREOF, REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.

NEITHER THE SECURITIES REPRESENTED HEREBY, NOR ANY SECURITIES ISSUABLE UPON THE CONVERSION THEREOF, NOR ANY INTEREST IN OR RIGHTS UNDER SAME, HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT OR (C) THE SALE IS MADE IN THE UNITED STATES (i) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (ii) PURSUANT TO A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS, AND IN THE CASE OF (ii), ONLY WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION (WHICH WILL BE DELIVERED PROMPTLY AND WILL NOT BE UNREASONABLY WITHHELD, BUT WHICH MAY BE CONDITIONAL ON DELIVERY OF A LEGAL OPINION OR OTHER EVIDENCE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION).

FORM OF SENIOR SECURED NOTES

NO. •	US$•

VISTA GOLD CORP.
(A corporation continued under the laws of the Yukon)
SENIOR SECURED NOTE
DUE  March 4, 2011

Vista Gold Corp. (“VGZ” or the “Corporation”) for value received hereby promises to pay to the order of                                        on March 4, 2011 (the “Maturity Date”) or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture hereinafter mentioned, the sum of • DOLLARS (US $•) in lawful money of the United States, on presentation and surrender of this Note at the Corporate Trust Office.

This Note is one of the Senior Secured Notes due March 4, 2011 in the aggregate principal amount denominations of $1,000 in lawful money of the United States issued under a Senior Secured Note Indenture (the “Indenture”) made as of March 4, 2008 and made between VGZ and HSBC Bank USA N.A., as trustee (the “Trustee”). Reference is hereby made to the Indenture for a description of the rights of the holders of the said Notes, VGZ and the Trustee and of the terms and conditions upon which the Notes are issued and held, all to the same effect as if the provisions of the Indenture were herein set forth, to all of which provisions the holder of this Note, by acceptance hereof, assents. All capitalized terms used herein have the meaning ascribed thereto in the Indenture unless otherwise indicated.

The Notes are issuable as fully registered Notes in denominations of US$1,000 and integral multiples of US$1,000 and in other authorized denominations. The Notes of any authorized denomination may be exchanged, as provided in the Indenture, for Notes in an equal aggregate principal amount in some authorized denomination or denominations.

This Note and all other Notes authenticated and issued under the Indenture rank pari passu with one another, in accordance to their tenor without discrimination, preference or priority. The Indenture does not restrict VGZ from incurring additional Indebtedness for borrowed money or from mortgaging, pledging or charging its properties to secure any Indebtedness.

Subject to regulatory requirements, Notes may be purchased by VGZ in the open market or by tender or private contract at any price. Notes purchased by VGZ shall be cancelled and shall not be reissued.

The Indenture contains provisions for the holding of meetings of Noteholders and rendering resolutions passed at such meetings and instruments in writing signed by the holders of 51% of the Notes outstanding binding upon all Noteholders, subject to the provisions of the Indenture.

This Note may only be transferred upon compliance with the conditions precedent in the Indenture on the register kept at the Corporate Trust Office, and may be exchanged at any such place, by the registered holder hereof or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee and/or registrar may prescribe, and such transfer shall be duly noted thereon by the Trustee.

This Note shall not become obligatory for any purpose until it shall have been authenticated by the Trustee for the time being under the Indenture.

2

The holder of this Note, by receiving and holding same, hereby accepts and agrees to be bound by the terms, and to be entitled to the benefits of this Note and of the Indenture and confirms and ratifies the appointment of the Trustee as the fondé de pouvoir (holder of the power of attorney) of the holder of this Note to the extent necessary for the purposes hereof and of the Indenture, the whole in accordance with and subject to the respective provisions thereof.

IN WITNESS WHEREOF VGZ has caused this Note to be signed by its duly authorized signing authorities.

DATED as of the 4th day of March, 2008.

VISTA GOLD CORP.

By:
(Authorized Officer)

By:
(Authorized Officer)

3

TRUSTEE’S CERTIFICATE

This Note is one of the Senior Secured Notes referred to in the Indenture within mentioned.

HSBC BANK USA N.A.

By:
•

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                , whose address and social insurance number, if applicable, are set forth below, this Note (or $                                         principal amount hereof) of Vista Gold Corp. standing in the name(s) of the undersigned in the register maintained by or on behalf of Vista Gold Corp. with respect to such Note and does hereby irrevocably authorize and direct the Trustee to transfer such Note in such register, with full power of substitution in the premises. The transferee of all or part of the Notes referred to in this Form of Assignment acknowledges, by his acceptance of such Notes, that the Notes are governed by the Indenture.

Dated:

Address of Transferee:
	(Street	Address)

(City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable:

*                 If less than the full principal amount of the within Note is to be transferred, indicate in the space provided the principal amount (which must be US$1,000 or an integral multiple thereof).

1.

The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Note in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by an eligible guarantor institution with membership in an approved signature guarantee medallion program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

2.

The registered holder of this Note is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Note.

Signature of Guarantor:

Authorized Officer	Signature of transferring registered holder

Name of Institution

INSTRUCTIONS:  If the Note Certificate being assigned includes a legend restricting the transfer of the Notes pursuant to the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) and if the holder has not obtained the prior written consent of the Corporation, the Form of Assignment must be accompanied by a written opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to the effect that the transfer has either been registered under the U.S. Securities Act and applicable United States state securities laws, or is exempt from such registration requirements.

2

CONVERSION FORM

TO:                                                                            VISTA GOLD CORP.

The undersigned registered holder of the within Note hereby irrevocably elects to convert such Note (or US$  principal amount thereof*) into Common Shares of Vista Gold Corp. in accordance with the terms of the Indenture referred to in such Note and directs that the Common Shares issuable and deliverable upon the conversion be issued and delivered to the Person indicated below.

*                 If less than the full principal amount of the within Note is to be converted, indicate in the space provided the principal amount (which must be US$1,000 or integral multiples thereof) to be converted.

Dated

SIGNATURE OF REGISTERED HOLDER
Name	If shares are to be issued in the name of a Person other than the holder, the signature must be guaranteed by a chartered bank, a trust company or a member firm of the Toronto Stock Exchange.

(ADDRESS)	(CITY AND PROVINCE)

Print name in which Common Shares issued on conversion are to be issued, delivered and registered